EXHIBIT 10.c

                              REVOLVING CREDIT AND
                             REIMBURSEMENT AGREEMENT

                                  by and among

                         WORLD FUEL SERVICES CORPORATION
                                  as Borrower,

                               NATIONSBANK, N.A.,
                                    as Lender

                                November 30, 1998

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                                TABLE OF CONTENTS

                                                                                           PAGE
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                                   ARTICLE I

                                   Definitions

     1.1.     Definitions................................................................. 2
     1.2.     Rules of Interpretation.....................................................19

                                   ARTICLE II

                          The Revolving Credit Facility

     2.1.     Loans.......................................................................22
     2.2.     Payment of Interest.........................................................23
     2.3.     Payment of Principal........................................................24
     2.4.     Non-Conforming Payments.....................................................24
     2.5.     Notes.......................................................................24
     2.6.     Reductions..................................................................24
     2.7.     Conversions and Elections of Subsequent Interest Periods....................25
     2.8.     Increase and Decrease in Amounts............................................25
     2.9.     Fees........................................................................25
     2.10.    Use of Proceeds.............................................................26

                                   ARTICLE III

                                Letters of Credit

     3.1.     Letters of Credit...........................................................27
     3.2.     Reimbursement...............................................................27
     3.3.     Letter of Credit Facility Fees..............................................29
     3.4.     Administrative Fees.........................................................30

                                   ARTICLE IV

                             Change in Circumstances

     4.1.     Increased Cost and Reduced Return...........................................31
     4.2.     Limitation on Types of Loans................................................32
     4.3.     Illegality..................................................................33
     4.4.     Treatment of Affected Loans.................................................33
     4.5.     Compensation................................................................33
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     4.6.     Taxes.......................................................................33

                                    ARTICLE V

            Conditions to Making Loans and Issuing Letters of Credit

     5.1.     Conditions of Initial Advance...............................................35
     5.2.     Conditions of Loans and Letter of Credit....................................36

                                   ARTICLE VI

                         Representations and Warranties

     6.1.     Organization and Authority..................................................38
     6.2.     Loan Documents..............................................................38
     6.3.     Solvency....................................................................39
     6.4.     Subsidiaries and Stockholders...............................................39
     6.5.     Ownership Interests.........................................................39
     6.6.     Financial Condition.........................................................39
     6.7.     Title to Properties.........................................................40
     6.8.     Taxes.......................................................................40
     6.9.     Other Agreements............................................................40
     6.10.    Litigation..................................................................40
     6.11.    Margin Stock................................................................41
     6.12.    Investment Company..........................................................41
     6.13.    Patents, Etc................................................................41
     6.14.    No Untrue Statement.........................................................41
     6.15.    No Consents, Etc............................................................41
     6.16.    Employee Benefit Plans......................................................42
     6.17.    No Default..................................................................43
     6.18.    Hazardous Materials.........................................................43
     6.19.    RICO........................................................................43
     6.20.    Year 2000 Compliance........................................................43

                                   ARTICLE VII

                              Affirmative Covenants

     7.1.     Financial Reports, Etc......................................................44
     7.2.     Maintain Properties.........................................................45
     7.3.     Existence, Qualification, Etc...............................................45
     7.4.     Regulations and Taxes.......................................................45
     7.5.     Insurance...................................................................46
     7.6.     True Books..................................................................46
     7.7.     Right of Inspection.........................................................46
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     7.8.     Observe all Laws............................................................46
     7.9.     Governmental Licenses.......................................................46
     7.10.    Covenants Extending to Other Persons........................................46
     7.11.    Officer's Knowledge of Default..............................................46
     7.12.    Suits or Other Proceedings..................................................46
     7.13.    Notice of Discharge of Hazardous Material or Environmental Complaint........47
     7.14.    Environmental Compliance....................................................47
     7.15.    Indemnification.............................................................47
     7.16.    Further Assurances..........................................................47
     7.17.    Employee Benefit Plans......................................................48
     7.18.    Continued Operations........................................................48
     7.19.    New Subsidiaries............................................................48
     7.20.    Year 2000 Compliance........................................................49

                                  ARTICLE VIII

                               Negative Covenants

     8.1.     Financial Covenants.........................................................50
     8.2.     Acquisitions................................................................50
     8.3.     Capital Expenditures........................................................50
     8.4.     Liens.......................................................................50
     8.5.     Indebtedness................................................................51
     8.6.     Transfer of Assets..........................................................53
     8.7.     Investments.................................................................53
     8.8.     Merger or Consolidation.....................................................54
     8.9.     Restricted Payments.........................................................54
     8.10.    Transactions with Affiliates................................................54
     8.11.    Compliance with ERISA.......................................................55
     8.12.    Fiscal Year.................................................................55
     8.13.    Dissolution, etc............................................................55
     8.14.    Negative Pledge Clauses.....................................................55
     8.15.    Partnerships................................................................56

                                   ARTICLE IX

                       Events of Default and Acceleration

     9.1.     Events of Default...........................................................57
     9.2.     Lender to Act...............................................................60
     9.3.     Cumulative Rights...........................................................60
     9.4.     No Waiver...................................................................60
     9.5.     Allocation of Proceeds......................................................60
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                                    ARTICLE X

                                  Miscellaneous
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     10.1.    Participations..............................................................61
     10.2.    Notices.....................................................................61
     10.3.    Setoff......................................................................62
     10.4.    Survival....................................................................62
     10.5.    Expenses....................................................................62
     10.6.    Amendments..................................................................63
     10.7.    Counterparts................................................................63
     10.8.    Termination.................................................................63
     10.9.    Indemnification; Limitation of Liability....................................64
     10.10.   Severability................................................................64
     10.11.   Entire Agreement............................................................64
     10.12.   Agreement Controls..........................................................64
     10.13.   Usury Savings Clause........................................................64
     10.14.   GOVERNING LAW; WAIVER OF JURY TRIAL.........................................65

     EXHIBIT A     Notice of Appointment (or Revocation) of Authorized Representative....A-1
     EXHIBIT B     Form of Borrowing Notice..............................................B-1
     EXHIBIT C     Form of Interest Rate Selection Notice................................C-1
     EXHIBIT D     Form of Revolving Note................................................D-1
     EXHIBIT E     Form of Opinion of Borrower's Counsel.................................E-1
     EXHIBIT F     Compliance Certificate................................................F-1
     EXHIBIT G     Form of Guaranty Agreement............................................G-1

     Schedule 1.1  Existing Letters of Credit............................................S-1
     Schedule 6.4  Subsidiaries and Investments in Other Persons.........................S-2
     Schedule 6.6  Indebtedness..........................................................S-3
     Schedule 6.7  Liens.................................................................S-4
     Schedule 6.8  Tax Matters...........................................................S-5
     Schedule 6.10 Litigation............................................................S-6
     Schedule 6.18 Hazardous Materials...................................................S-7
     Schedule 7.6  Indebtedness..........................................................S-8
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                  REVOLVING CREDIT AND REIMBURSEMENT AGREEMENT

         THIS REVOLVING CREDIT AND REIMBURSEMENT AGREEMENT, dated as of November 30, 1998 (the "Agreement"), is made by and between WORLD FUEL SERVICES CORPORATION, a Florida corporation having its principal place of business in Miami Springs, Florida (the "Borrower"), NATIONSBANK, N.A., a national banking association organized and existing under the laws of the United States, as a Lender (the "Lender");

                              W I T N E S S E T H:

         WHEREAS, the Borrower has requested and the Lender has agreed, subject to terms and conditions of this Agreement, to make available to the Borrower a revolving credit facility of up to $25,000,000, the proceeds of which are to be used for working capital, capital expenditures and other general corporate purposes and which shall include a letter of credit facility of up to $10,000,000 for the issuance of documentary and standby letters of credit; and

         NOW, THEREFORE, the Borrower and the Lender hereby agree as follows:

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                                   ARTICLE I.

                                   DEFINITIONS

         1.1 DEFINITIONS. For the purposes of this Agreement, in addition to the definitions set forth above, the following terms shall have the respective meanings set forth below:

                  "Acquisition" means the acquisition of (i) a controlling equity interest in another Person (including the purchase of an option, warrant or convertible or similar type security to acquire such a controlling interest at the time it becomes exercisable by the holder thereof), whether by purchase of such equity interest or upon exercise of an option or warrant for, or conversion of securities into, such equity interest, or (ii) assets of another Person which constitute all or substantially all of the assets of such Person or of a line or lines of business conducted by such Person.

                  "Advance" means a borrowing under the Revolving Credit Facility consisting of a Base Rate Loan or a Eurodollar Rate Loan.

                  "Affiliate" means any Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with the Borrower; or (ii) which beneficially owns or holds 20% or more of any class of the outstanding voting stock (or in the case of a Person which is not a corporation, 20% or more of the equity interest) of the Borrower; or 20% or more of any class of the outstanding voting stock (or in the case of a Person which is not a corporation, 20% or more of the equity interest) of which is beneficially owned or held by the Borrower. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting stock, by contract or otherwise.

                  "Applicable Margin" means that percent per annum set forth below, which shall be based upon the Consolidated Fixed Charge Coverage Ratio for the Four-Quarter Period most recently ended as specified below:

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                                                                     APPLICABLE
                                                                       MARGIN
                                                                     ----------
                             CONSOLIDATED FIXED                      EURODOLLAR
                           CHARGE COVERAGE RATIO                        RATE
                           ---------------------                     ----------
                  (a)      Greater than or equal
                           to 7.00 to 1.0                              .50%

                  (b)      Greater than or equal
                           to 6.00 to 1.00 but
                           less than 7.00 to 1.00                      .55%

                  (c)      Greater than or equal
                           to 5.00 to 1.00 but
                           less than 6.00 to 1.00                      .65%

                  (d)      Greater than or equal
                           to 3.50 to 1.00 but
                           less than 5.00 to 1.00                      .75%

                  (e)      Greater than or equal
                           to 1.35 to 1.00 but
                           less than 3.50 to 1.00                     1.00%

         The Applicable Margin shall be established at the end of each fiscal quarter of the Borrower (each, a "Determination Date"). Any change in the Applicable Margin following each Determination Date shall be determined based upon the computations set forth in the certificate furnished to the Lender pursuant to SECTION 7.1(a)(II) and SECTION 7.1(b)(II), subject to review and approval of such computations by the Lender, and shall be effective commencing on the date following the date such certificate is received (or, if earlier, the date such certificate was required to be delivered) until the date following the date on which a new certificate is delivered or is required to be delivered, whichever shall first occur.

                  "Applicable Unused Fee" means that percent per annum set forth below, which shall be based upon the Consolidated Fixed Charge Coverage Ratio for the Four-Quarter Period most recently ended as specified below:

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                                                                     APPLICABLE
                             CONSOLIDATED FIXED                        UNUSED
                           CHARGE COVERAGE RATIO                        FEE
                           ---------------------                     ----------
                  (a)      Greater than or equal
                           to 7.00 to 1.0                              .15%

                  (b)      Greater than or equal
                           to 6.00 to 1.00 but
                           less than 7.00 to 1.00                      .18%

                  (c)      Greater than or equal
                           to 5.00 to 1.00 but
                           less than 6.00 to 1.00                      .20%

                  (d)      Greater than or equal
                           to 3.50 to 1.00 but
                           less than 5.00 to 1.00                      .25%

                  (e)      Greater than or equal
                           to 1.35 to 1.00 but
                           less than 3.50 to 1.00                      .375%

         The Applicable Unused Fee shall be established at the end of each fiscal quarter of the Borrower (the "Determination Date"). Any change in the Applicable Unused Fee following each Determination Date shall be determined based upon the computations set forth in the certificate furnished to the Lender pursuant to SECTION 7.1(A)(ii) and SECTION 7.1(B)(ii), subject to review and approval of such computations by the Lender and shall be effective commencing on the date following the date such certificate is received (or, if earlier, the date such certificate was required to be delivered) until the date following the date on which a new certificate is delivered or is required to be delivered, whichever shall first occur.

                  "Applications and Agreements for Letters of Credit" means, collectively, the Applications and Agreements for Letters of Credit, or similar documentation, executed by the Borrower from time to time and delivered to the Issuing Bank to support the issuance of Letters of Credit.

                  "Authorized Representative" means any of the President, Executive Vice President, Chief Financial Officer or Chairman of the Board of Directors of the Borrower, or any other Person expressly designated by the Board of Directors of the Borrower (or the appropriate committee thereof) as an Authorized Representative of the Borrower, as set forth from time to time in a certificate in the form of EXHIBIT A.

                  "Base Rate" means the per annum rate of interest equal to the greater of (i) the Prime Rate or (ii) the Federal Funds Effective Rate plus one-half of one percent (1/2%). Any change

                                       4
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         in the Base Rate resulting from a change in the Prime Rate or the
         Federal Funds Effective Rate shall become effective as of 12:01 A.M. of the Business Day on which each such change occurs. The Base Rate is a reference rate used by the Lender in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged on any extension of credit to any debtor.

                  "Base Rate Loan" means a Loan for which the rate of interest is determined by reference to the Base Rate.

                  "Base Rate Refunding Loan" means a Base Rate Loan made to satisfy Reimbursement Obligations arising from a drawing under a Letter of Credit.

                  "Board" means the Board of Governors of the Federal Reserve System (or any successor body).

                  "Borrower's Account" means a demand deposit account with the Lender, which may be maintained at one or more offices of the Lender.

                  "Borrowing Notice" means the notice delivered by an Authorized Representative in connection with an Advance under the Revolving Credit Facility, in the form of EXHIBIT B.

                  "Business Day" means, (i) with respect to any Base Rate Loan, any day which is not a Saturday, Sunday or a day on which banks in the States of New York and North Carolina are authorized or obligated by law, executive order or governmental decree to be closed and, (ii) with respect to any Eurodollar Rate Loan, any day which is a Business Day, as described above, and on which the relevant international financial markets are open for the transaction of business contemplated by this Agreement in London, England, New York, New York and Charlotte, North Carolina.

                   "Capital Expenditures" means, with respect to the Borrower and its Subsidiaries, for any period the SUM of (without duplication)
         (i) all expenditures (whether paid in cash or accrued as liabilities) by the Borrower or any Subsidiary during such period for items that would be classified as "property, plant or equipment" or comparable items on the consolidated balance sheet of the Borrower and its Subsidiaries, including without limitation all transactional costs incurred in connection with such expenditures provided the same have been capitalized, excluding, however, the amount of any Capital Expenditures paid for with proceeds of casualty insurance as evidenced in writing and submitted to the Lender together with any compliance certificate delivered pursuant to SECTION 7.1(a) or (b), and (ii) with respect to any Capital Lease entered into by the Borrower or its Subsidiaries during such period, the present value of the lease payments due under such Capital Lease over the term of such Capital Lease applying a discount rate equal to the interest rate provided in such lease (or in the absence of a stated interest rate, that rate used in the preparation of the financial statements described in SECTION 7.1(a)), all the foregoing in accordance with GAAP applied on a Consistent Basis.

                  "Capital Leases" means all leases which have been or should be capitalized in accordance with GAAP as in effect from time to time including Statement No. 13 of the Financial Accounting Standards Board and any successor thereof.

                  "Change of Control" means, at any time any "person" or "group" (each as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) either (A) becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of Voting Stock of the Borrower (or securities convertible into or exchangeable for such Voting Stock) representing 33-1/3% or more of the combined voting power of all Voting Stock of the Borrower (on a fully diluted basis) or (B) otherwise has the ability, directly or indirectly, to elect a majority of the board of directors of the Borrower.

                  "Closing Date" means the date as of which this Agreement is executed by the Borrower and the Lender and on which the conditions set forth in SECTION 5.1 have been satisfied.

                  "Code" means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

                  "Consistent Basis" means, in reference to the application of GAAP, that the accounting principles observed in the period referred to are comparable in all material respects to those applied in the preparation of the audited financial statements of the Borrower referred to in SECTION 6.6(a).

                  "Consolidated Capitalization" means, at any time at which the amount thereof is to be determined, the sum of Consolidated Funded Indebtedness plus Consolidated Shareholders' Equity.

                  "Consolidated Current Liabilities" means, the aggregate amount carried as current liabilities on the books of the Borrower and its Subsidiaries, on a consolidated basis and after eliminating all intercompany items, determined in accordance with GAAP applied on a Consistent Basis, LESS any such amount constituting (i) Obligations of the Borrower incurred pursuant to this Agreement and (ii) obligations of WFI and TTI under the WFI/TTI Credit Agreement.

                  "Consolidated EBITDA" means, with respect to the Borrower and its Subsidiaries for any Four-Quarter Period ending on the date of computation thereof, the SUM of, without duplication, (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) provisions for income taxes, (iv) depreciation, and (v) amortization, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

                  "Consolidated Fixed Charge Coverage Ratio" means, with respect to the Borrower and its Subsidiaries for any Four-Quarter Period ending on the date of computation thereof, the ratio of (i) the sum, for such period, of Consolidated EBITDA, MINUS capital expenditures to (ii) Consolidated Fixed Charges for such period.

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                  "Consolidated Fixed Charges" means, with respect to Borrower and its Subsidiaries for any Four-Quarter Period ending on the date of computation thereof, the SUM of, without duplication, (i) Consolidated Interest Expense,(ii) Current Maturities of Long-Term Debt (including all Capital Lease obligations), and (iii) all cash dividends and distributions paid during such period (regardless of when declared) on any shares of capital stock of the Borrower then outstanding, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

                  "Consolidated Funded Indebtedness" means, at any time as of which the amount thereof is to be determined, (i) all Indebtedness for Money Borrowed (excluding from the computation thereof Consolidated Current Liabilities other than Current Maturities of Long-Term Debt), PLUS (ii) the face amount of all outstanding Standby Letters of Credit issued for the account of the Borrower or any of its Subsidiaries and all obligations (to the extent not duplicative) arising under such Letters of Credit, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

                  "Consolidated Interest Expense" means, with respect to any period of computation thereof, the gross interest expense of the Borrower and its Subsidiaries, including without limitation (i) the amortization of debt discounts, (ii) the amortization of all fees (including fees payable in respect of any Rate Hedging Obligation) payable in connection with the incurrence of Indebtedness to the extent included in interest expense, and (iii) the portion of any payments made in connection with Capital Leases allocable to interest expense, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

                  "Consolidated Net Income" means, for the Borrower and its Subsidiaries, for any period of computation thereof, the amount which, in conformity with GAAP, would be set forth opposite the caption "Net Income" (or any like caption) on a consolidated statement of earnings of the Borrower and its Subsidiaries.

                  "Consolidated Shareholders' Equity" means, as of any date on which the amount thereof is to be determined, the sum of the following in respect of the Borrower and its Subsidiaries (determined on a consolidated basis and excluding intercompany items among the Borrower and its Subsidiaries and any upward adjustment after the Closing Date due to revaluation of assets): (i) the amount of issued and outstanding share capital, PLUS (ii) the amount of additional paid-in capital and retained income (or, in the case of a deficit, minus the amount of such deficit), PLUS (iii) the amount of any foreign currency translation adjustment (if positive, or, if negative, minus the amount of such translation adjustment) MINUS (iv) the book value of any treasury stock and the book value of any stock subscription receivables, all as determined in accordance with GAAP applied on a Consistent Basis.

                  "Consolidated Tangible Net Worth" means, as of any date on which the amount thereof is to be determined, Consolidated Shareholders' Equity MINUS the net book value of all assets which would be treated as intangible assets, all as determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

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                  "Contingent Obligation" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the Indebtedness of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any person's obligation under any Contingent Obligation shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness guaranteed thereby.

                  "Continue", "Continuation", and "Continued" shall refer to the continuation pursuant to SECTION 2.7 hereof of a Eurodollar Rate Loan of one Type as a Eurodollar Rate Loan of the same Type from one Interest Period to the next Interest Period.

                  "Convert", "Conversion" and "Converted" shall refer to a conversion pursuant to SECTION 2.7 or ARTICLE IV of one Type of Loan into another Type of Loan.

                  "Credit Party" means, collectively, the Borrower and each Guarantor.

                  "Current Maturities of Long-Term Debt" means, with respect to Indebtedness for Money Borrowed that matures more than one year from the date of its creation or matures within one year of the date of its creation but is renewable or extendable, at the option of the Borrower or any Subsidiary, to a date more than one year from the date of its creation, all payments in respect thereof that are required to be made within one year from the date of any determination thereof.

                  "Default" means any of the occurrences set forth as such in
         SECTION 9.1 which, upon the expiration of any applicable grace period, would constitute an Event of Default hereunder.

                  "Default Rate" means (i) with respect to each Eurodollar Rate Loan, until the end of the Interest Period applicable thereto, a rate of two percent (2%) above the Eurodollar Rate applicable to such Loan, and thereafter at a rate of interest per annum which shall be two percent (2%) above the Base Rate, (ii) with respect to Base Rate Loans, at a rate of interest per annum which shall be two percent (2%) above the Base Rate and (iii) in any case, the maximum rate permitted by applicable law, if lower.

                  "Documentary Letters of Credit" means the documentary letters of credit issued by the Issuing Bank for the account of the Borrower or any of its Subsidiaries upon the terms and conditions of this Agreement.

                  "Dollars" and the symbol "$" means dollars constituting legal tender for the payment of public and private debts in the United States of America.

                  "Eligible Securities" means the following obligations and any other obligations previously approved in writing by the Lender:

                           (a) Government Securities;

                           (b) obligations of any corporation organized under
                  the laws of any state of the United States of America or under the laws of any other nation, payable in the United States of America, expressed to mature not later than 92 days following the date of issuance thereof and rated in an investment grade rating category by S&P and Moody's;

                           (c) interest bearing demand or time deposits issued
                  by the Lender or certificates of deposit maturing within one year days from the date of issuance thereof and issued by a bank or trust company organized under the laws of the United States or of any state thereof having capital surplus and undivided profits aggregating at least $400,000,000 and being rated "A-" or better by S&P or "A" or better by Moody's;

                           (d) Repurchase Agreements;

                           (e) Municipal Obligations;

                           (f) Pre-Refunded Municipal Obligations;

                           (g) shares of mutual funds which invest in
                  obligations described in paragraphs (a) through (f) above, the shares of which mutual funds are at all times rated "AAA" by S&P;

                           (h) tax-exempt or taxable adjustable rate preferred
                  stock issued by a Person having a rating of its long term unsecured debt of "A" or better by S&P or "A-3" or better by Moody's; and

                           (i) asset-backed remarketed certificates of
                  participation representing a fractional undivided interest in the assets of a trust, which certificates are rated at least "A-1" by S&P and "P-1" by Moody's.

                  "Employee Benefit Plan" means any employee benefit plan within the meaning of Section 3(3) of ERISA which (i) is maintained for employees of the Borrower or any of its ERISA Affiliates or is assumed by the Borrower or any of its ERISA Affiliates in connection with any Acquisition or (ii) has at any time been maintained for the employees of the Borrower or any current or former ERISA Affiliate.

                  "Environmental Laws" means any federal, state or local statute, law, ordinance, code, rule, regulation, order, decree, permit or license regulating, relating to, or imposing liability or standards of conduct concerning any environmental matters or conditions, environmental protection or conservation, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act, as amended; the Toxic Substances Control Act, as amended; the Clean Air Act, as amended; the Clean

         Water Act, as amended; together with all regulations promulgated thereunder, and any other "Superfund" or "Superlien" law.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute and all rules and regulations promulgated thereunder.

                  "ERISA Affiliate", as applied to the Borrower, means any Person or trade or business which is a member of a group which is under common control with the Borrower, who together with the Borrower, is treated as a single employer within the meaning of Section 414(b) and
         (c) of the Code.

                  "Eurodollar Rate Loan" means a Loan for which the rate of interest is determined by reference to the Eurodollar Rate.

                  "Eurodollar Rate" means the interest rate per annum calculated according to the following formula:

                   Eurodollar  =      INTERBANK OFFERED RATE       +  Applicable
                                  --------------------------------
                        Rate      1-Eurodollar Reserve Requirement     Margin

                  "Event of Default" means any of the occurrences set forth as such in SECTION 9.1, for which the applicable grace period, if any, has expired.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

                  "Existing Letters of Credit" means those Letters of Credit described on SCHEDULE 1.1 previously issued by the Issuing Bank under the Prior Agreement.

                  "Facility Guaranty" means the Guaranty and Suretyship Agreement between the Guarantors and the Lender, delivered as of the Closing Date and thereafter each Guaranty and Suretyship Agreement between one or more Guarantors and the Lender delivered pursuant to
         SECTION 7.19, as the same may be amended, modified or supplemented.

                  "Facility Termination Date" means the date on which the Revolving Credit Termination Date shall have occurred, no Letters of Credit shall remain outstanding and the Borrower shall have fully, finally and irrevocably paid and satisfied all Obligations.

                  "Federal Funds Effective Rate" means, for any day, the rate per annum (rounded upward to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, PROVIDED that (a) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average rate quoted to the Lender on such day on such transaction as determined by the Lender.

                  "Fiscal Year" means the twelve month fiscal period of the Borrower and its Subsidiaries commencing on April 1 of each calendar year and ending on March 31 of the next following calendar year.

                  "Foreign Benefit Law" means any applicable statute, law, ordinance, code, rule, regulation, order or decree of any foreign nation or any province, state, territory, protectorate or other political subdivision thereof regulating, relating to, or imposing liability or standards of conduct concerning, any Employee Benefit Plan.

                  "Four-Quarter Period" means a period of four full consecutive fiscal quarters of the Borrower and its Subsidiaries, taken together as one accounting period.

                  "GAAP" or "Generally Accepted Accounting Principles" means generally accepted accounting principles, being those principles of accounting set forth in pronouncements of the Financial Accounting Standards Board, the American Institute of Certified Public Accountants or which have other substantial authoritative support and are applicable in the circumstances as of the date of a report.

                  "Government Securities" means direct obligations of, or obligations the timely payment of principal and interest on which are fully and unconditionally guaranteed by, the United States of America.

                  "Governmental Authority" shall mean any Federal, state, municipal, national or other governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

                  "Guaranties" means all obligations of the Borrower or any Subsidiary directly or indirectly guaranteeing, or in effect guaranteeing, any Indebtedness or other obligation of any other Person.

                  "Guarantors" means, at any date, the Subsidiaries who are required to be parties to a Facility Guaranty at such date; provided, however, that neither of WFI and TTI shall be required to be Guarantors.

                  "Hazardous Material" means and includes any pollutant, contaminant, or hazardous, toxic or dangerous waste, substance or material (including without limitation petroleum products, asbestos-containing materials, and lead), the generation, handling, storage, disposal, treatment or emission of which is subject to any Environmental Law.

                  "Indebtedness" means with respect to any Person, without duplication, all Indebtedness for Money Borrowed, all indebtedness of such Person for the acquisition of property or arising under Rate Hedging Obligations, all indebtedness secured by any Lien on the property of such Person whether or not such indebtedness is assumed, all liability of such Person by way of endorsements (other than for collection or deposit in the ordinary course of business), all Contingent Obligations and Letters of Credit, and other items which in accordance with GAAP is required to be classified as a liability on a balance sheet; but excluding all accounts payable in the ordinary course of business so long as payment therefor is due within one year; provided that in no event shall the term Indebtedness include surplus and retained earnings, lease obligations (other than pursuant to Capital Leases), reserves for deferred income taxes and investment credits, other deferred credits or reserves, or deferred compensation obligations.

                  "Indebtedness for Money Borrowed" means with respect to the Borrower and its Subsidiaries on a consolidated basis, all indebtedness of the Borrower or any of its Subsidiaries in respect of money borrowed, including without limitation all Capital Leases and the deferred purchase price of any property or asset, evidenced by a promissory note, bond, debenture or similar written obligation for the payment of money (including without limitation conditional sales contracts or similar title retention agreements).

                  "Interbank Offered Rate" means, for any Eurodollar Rate Loan or Eurodollar Market Loan for the Interest Period applicable thereto, the rate per annum (rounded upwards, if necessary, to the nearest one-one hundredth (1/100) of one percent) appearing on Dow Jones Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "Interbank Offered Rate" shall mean, for any Eurodollar Rate Loan or Eurodollar Market Loan for the Interest Period applicable thereto, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; PROVIDED, HOWEVER, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).

                  "Interest Period" means, for each Eurodollar Rate Loan, a period commencing on the date such Eurodollar Rate Loan is made or converted and ending, at the Borrower's option, on the date one, two, three or six months thereafter as notified to the Lender by the Authorized Representative three (3) Business Days prior to the beginning of such Interest Period; PROVIDED, that,

                           (i) if the Authorized Representative fails to notify
                  the Lender of the length of an Interest Period three (3) Business Days prior to the first day of such Interest Period, the Loan for which such Interest Period was to be determined shall be deemed to be a Base Rate Loan as of the first day thereof;

                           (ii) if an Interest Period for a Eurodollar Rate Loan
                  would end on a day which is not a Business Day, such Interest Period shall be extended to the next Business Day (unless such extension would cause the applicable Interest Period to end in the succeeding calendar month, in which case such Interest Period shall end on the next preceding Business Day);

                           (iii) any Interest Period which begins on the last
                  Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

                           (iv) no Interest Period with respect to any Loans
                  shall extend past the Stated Termination Date; and

                           (v) there shall not be more than five (5) Interest
                  Periods in effect on any day.

                  "Interest Rate Selection Notice" means the written notice delivered by an Authorized Representative in connection with the election of a subsequent Interest Period for any Eurodollar Rate Loan or the conversion of any Eurodollar Rate Loan into a Base Rate Loan or the conversion of any Base Rate Loan into a Eurodollar Rate Loan, in the form of EXHIBIT C.

                  "Issuing Bank" means NationsBank as issuer of Letters of Credit under ARTICLE III.

                  "LC Account Agreement" means the LC Account Agreement dated as of the date hereof between the Borrower and the Issuing Bank, as amended, modified or supplemented from time to time.

                  "Lending Office" means the Lending Office of the Lender designated on the signature pages hereof or such other office of the Lender (or of an affiliate of the Lender) as the Lender may from time to time specify to the Authorized Representative as the office by which its Loans are to be made and maintained.

                  "Letters of Credit" means, collectively, all Documentary Letters of Credit, and all Standby Letters of Credit, advancing credit or securing an obligation on behalf of the Borrower or any of its Subsidiaries.

                  "Letter of Credit Commitment" means an amount not to exceed $10,000,000.

                  "Letter of Credit Facility" means the facility described in
         ARTICLE III hereof providing for the issuance by the Issuing Bank for the account of the Borrower or any of its Subsidiaries, other than WFI and TTI, of Letters of Credit in an aggregate stated amount at any time outstanding not exceeding the Total Letter of Credit Commitment.

                  "Letter of Credit Outstandings" means, as of any date of determination, the aggregate amount remaining undrawn under all Letters of Credit plus Reimbursement Obligations then outstanding.

                  "Lien" means any interest in property securing any obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. For the purposes of this Agreement, the Borrower and any Subsidiary shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, financing lease, or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes.

                  "Loan" or "Loans" means any borrowing pursuant to an Advance under the Revolving Credit Facility.

                  "Loan Documents" means this Agreement, the Note, the Facility Guaranties, the LC Account Agreement, the Applications and Agreements for Letter of Credit, and all other instruments and documents heretofore or hereafter executed or delivered to or in favor of the Lender in connection with the Loans made and transactions contemplated under this Agreement, as the same may be amended, supplemented or replaced from the time to time.

                  "Material Adverse Effect" means a material adverse effect on
         (i) the business, properties, operations or condition, financial or otherwise, of the Borrower and its Subsidiaries, taken as a whole, (ii) the ability of the Borrower or any of its Subsidiaries to pay or perform its respective obligations, liabilities and indebtedness under the Loan Documents as such payment or performance becomes due in accordance with the terms thereof, or (iii) the rights, powers and remedies of the Lender under any Loan Document or the validity, legality or enforceability thereof (including for purposes of clauses
         (ii) and (iii) the imposition of burdensome conditions thereon); provided, however, that the termination of the aviation joint venture in Ecuador shall not be deemed to have a Material Adverse Effect.

                  "Material Contracts" means, collectively, any contract, lease, agreement or commitment of the Borrower or any Subsidiary, including, without limitation, any fuel purchase agreements, the expiration or termination of which could result in a Material Adverse Effect.

                  "Moody's" means Moody's Investors Service, Inc.

                  "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making, or is accruing an obligation to make, contributions or has made, or been obligated to make, contributions within the preceding six (6) Fiscal Years.

                  "Municipal Obligations" means general obligations issued by, and supported by the full taxing authority of, any state of the United States of America or of any municipal corporation or other public body organized under the laws of any such state which are rated in the highest investment rating category by both S&P and Moody's.

                  "Note" means the promissory note of the Borrower evidencing Loans executed and delivered to the Lender substantially in the form of EXHIBIT D.

                  "Obligations" means the obligations, liabilities and Indebtedness of the Borrower with respect to (i) the principal and interest on the Loans as evidenced by the Note, (ii) the Reimbursement Obligations and otherwise in respect of the Letters of Credit, (iii) all liabilities of Borrower to the Lender which arise under a Swap Agreement, and (iv) the payment and performance of all other obligations, liabilities and Indebtedness of the Borrower to the Lender hereunder, under any one or more of the other Loan Documents or with respect to the Loans.

                  "Outstandings" means, collectively, at any date, the Letter of Credit Outstandings and Revolving Credit Outstandings on such date.

                  "PBGC" means the Pension Benefit Guaranty Corporation and any successor thereto.

                  "Pension Plan" means any employee pension benefit plan within the meaning of Section 3(2) of ERISA, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or Section 412 of the Code and which (i) is maintained for employees of the Borrower or any of its ERISA Affiliates or is assumed by the Borrower or any of its ERISA Affiliates in connection with any Acquisition or (ii) has at any time been maintained for the employees of the Borrower or any current or former ERISA Affiliate.

                  "Person" means an individual, partnership, corporation, trust, unincorporated organization, association, joint venture or a government or agency or political subdivision thereof.

                  "Pre-Refunded Municipal Obligations" means obligations of any state of the United States of America or of any municipal corporation or other public body organized under the laws of any such state which are rated, based on the escrow, in the highest investment rating category by both S&P and Moody's and which have been irrevocably called for redemption and advance refunded through the deposit in escrow of Government Securities or other debt securities which are (i) not callable at the option of the issuer thereof prior to maturity, (ii) irrevocably pledged solely to the payment of all principal and interest on such obligations as the same becomes due and (iii) in a principal amount and bear such rate or rates of interest as shall be sufficient to pay in full all principal of, interest, and premium, if any, on such obligations as the same becomes due as verified by a nationally recognized firm of certified public accountants.

                  "Prime Rate" means the rate of interest per annum announced publicly by the Lender as its prime rate from time to time. The Prime Rate is not necessarily the best or the lowest rate of interest offered by the Lender.

                  "Principal Office" means the office of the Lender at NationsBank, N.A., Independence Center, 15th Floor, NC1 001-15-04, Charlotte, North Carolina 28255, Attention: Agency Services, or such other office and address as the Lender may from time to time designate.

                  "Prior Agreement" means the Amended and Restated Credit Agreement dated February 21, 1997 between the Borrower and NationsBank, N.A. (successor by merger of NationsBank, N.A. (South)).

                  "Rate Hedging Obligations" means any and all obligations of the Borrower or any Subsidiary, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals,extensions and modifications thereof and substitutions therefor), under (i) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, Dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts, warrants and those commonly known as interest rate "swap" agreements; and (ii) any and all cancellations, buybacks, reversals, terminations or assignments of any of the foregoing.

                  "Regulation D" means Regulation D of the Board as the same may be amended or supplemented from time to time.

                  "Regulatory Change" means any change effective after the Closing Date in United States federal or state laws or regulations (including Regulation D and capital adequacy regulations) or foreign laws or regulations or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks, which includes the Lender, under any United States federal or state or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof or compliance by the Lender with any request or directive regarding capital adequacy, including those relating to "highly leveraged transactions," whether or not having the force of law, and whether or not failure to comply therewith would be unlawful and whether or not published or proposed prior to the date hereof.

                  "Reimbursement Obligation" shall mean at any time, the obligation of the Borrower with respect to any Letter of Credit to reimburse the Issuing Bank (including by the receipt by the Issuing Bank of proceeds of Loans pursuant to SECTION 3.2) for amounts theretofore paid by the Issuing Bank pursuant to a drawing under such Letter of Credit.

                  "Repurchase Agreement" means a repurchase agreement entered into with any financial institution whose debt obligations or commercial paper are rated "A" by either of S&P or Moody's or "A-1" by S&P or "P-1" by Moody's.

                  "Reserve Requirement" means, at any time, the maximum rate at which reserves (including, without limitation, any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board by member banks of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the Eurodollar Rate is to be determined, or (ii) any category of extensions of credit or other assets which include Eurodollar Rate Loans. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Requirement.

                  "Restricted Payment" means (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Borrower or any of its Subsidiaries (other than those payable or distributable solely to the Borrower) now or hereafter outstanding, except a dividend payable solely in shares of a class of stock to the holders of that class; (b) any redemption, conversion, exchange, retirement or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Borrower or any of its Subsidiaries (other than those payable or distributable solely to the Borrower) now or hereafter outstanding; (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Borrower or any of its Subsidiaries now or hereafter outstanding; and (d) any issuance and sale of capital stock of any Subsidiary of the Borrower (or any option, warrant or right to acquire such stock) other than to the Borrower.

                  "Revolving Credit Commitment" means the obligation of the Lender to make Loans to the Borrower up to an aggregate principal amount at any one time outstanding equal to $25,000,000.

                  "Revolving Credit Facility" means the facility described in
         ARTICLE II hereof providing for Loans to the Borrower by the Lender in the aggregate principal amount of the Revolving Credit Commitment.

                  "Revolving Credit Outstandings" means, as of any date of determination, the aggregate principal amount of all Loans then outstanding and all interest accrued thereon.

                  "Revolving Credit Termination Date" means (i) the Stated Termination Date or (ii) such earlier date of termination of Lender's obligations pursuant to SECTION 9.1 upon the occurrence of an Event of Default, or (iii) such date as the Borrower may voluntarily and permanently terminate the Revolving Credit Facility by payment in full of all Revolving Credit Outstandings and Letter of Credit Outstandings and cancellation of all Letters of Credit.

                  "S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill.

                  "Single Employer Plan" means any employee pension benefit plan covered by Title IV of ERISA in respect of which the Borrower or any Subsidiary is an "employer" as described in Section 4001(b) of ERISA and which is not a Multiemployer Plan.

                  "Solvent" means, when used with respect to any Person, that at the time of determination:

                           (i) the fair value of its assets (both at fair
                  valuation and at present fair saleable value on an orderly basis) is in excess of the total amount of its liabilities, including Contingent Obligations; and

                           (ii) it is then able and expects to be able to pay
                  its debts as they mature; and

                           (iii) it has capital sufficient to carry on its
                  business as conducted and as proposed to be conducted.

                  "Standby Letters of Credit" means the standby letters of credit issued by the Issuing Bank for the account of the Borrower or any of its Subsidiaries upon the terms and conditions of this Agreement.

                  "Stated Termination Date" means November 29, 2003.

                  "Subsidiary" means any corporation or other entity in which more than 50% of its outstanding voting stock or more than 50% of all equity interests is owned directly or indirectly by the Borrower and/or by one or more of the Borrower's Subsidiaries.

                  "Swap Agreement" means one or more agreements between the Borrower and any Person with respect to Indebtedness evidenced by any or all of the Note, on terms mutually acceptable to Borrower and such Person, which agreements create Rate Hedging Obligations; PROVIDED, HOWEVER, that no such approval of the Lender shall be required to the extent such agreements are entered into between the Borrower and the Lender.

                  "Termination Event" means: (i) a "Reportable Event" described in Section 4043 of ERISA and the regulations issued thereunder (unless the notice requirement has been waived by applicable regulation); or
         (ii) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or was deemed such under Section 4062(e) of ERISA; or (iii) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under
         Section 4041 of ERISA; or (iv) the institution of proceedings to terminate a Pension Plan by the PBGC; or (v) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; or (vi) the partial or complete withdrawal of the Borrower or any ERISA Affiliate from a Multiemployer Plan; or (vii) the imposition of a Lien pursuant to Section 412 of the Code or Section 302 of ERISA; or (viii) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Section 4241 or Section 4245 of ERISA, respectively; or (ix) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by the PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA.

                  "TTI" means Trans-Tec International, S.A., a corporation organized under the laws of Costa Rica and a wholly-owned subsidiary of the Borrower.

                  "Type" shall mean any type of Loan (i.e., a Base Rate Loan or a Eurodollar Rate Loan).

                  "Voting Stock" means shares of capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

                  "WFI" means World Fuel International, S.A., a corporation organized under the laws of Costa Rica and a wholly-owned Subsidiary of the Borrower; WFI also operates under the name `Petromundo Internacional, S.A.'

                  "WFI/TTI Credit Agreement" means the Revolving Credit and Reimbursement Agreement dated of even date herewith among WFI, TTI and NationsBank, N.A., as lender, as amended, modified or restated from time to time.

                  "Year 2000 Compliant" means all computer applications (including those affected by information received from its suppliers and vendors) that are material to the Borrower's or any of its Subsidiaries' business and operations will on a timely basis be able to perform properly data-sensitive functions involving all dates on and after January 1, 2000;

                  "Year 2000 Problem" means the risk that computer applications used by the Borrower and any of its Subsidiaries (including those affected by information received from its suppliers and vendors) may be unable to recognize and perform properly data-sensitive functions involving certain dates on and after January 1, 2000.

         1.2 RULES OF INTERPRETATION.

                  (a) All accounting terms not specifically defined herein shall have the meanings assigned to such terms and shall be interpreted in accordance with GAAP applied on a Consistent Basis.

                  (b) Each term defined in Article 1 or 9 of the Florida Uniform Commercial Code shall have the meaning given therein unless otherwise defined herein, except to the extent that the Uniform Commercial Code of another jurisdiction is controlling, in which case such terms shall have the meaning given in the Uniform Commercial Code of the applicable jurisdiction.

                  (c) The headings, subheadings and table of contents used herein or in any other Loan Document are solely for convenience of reference and shall not constitute a part of any such document or affect the meaning, construction or effect of any provision thereof.

                  (d) Except as otherwise expressly provided, references herein to articles, sections, paragraphs, clauses, annexes, appendices, exhibits and schedules are references to articles, sections, paragraphs, clauses, annexes, appendices, exhibits and schedules in or to this Agreement.

                  (e) All definitions set forth herein or in any other Loan Document shall apply to the singular as well as the plural form of such defined term, and all references to the masculine gender shall include reference to the feminine or neuter gender, and VICE VERSA, as the context may require.

                  (f) When used herein or in any other Loan Document, words such as "hereunder", "hereto", "hereof" and "herein" and other words of like import shall, unless the context clearly indicates to the contrary, refer to the whole of the applicable document and not to any particular article, section, subsection, paragraph or clause thereof.

                  (g) References to "including" means including without limiting the generality of any description preceding such term, and for purposes hereof the rule of EJUSDEM GENERIS shall not be applicable to limit a general statement, followed by or referable to an enumeration of specific matters, to matters similar to those specifically mentioned.

                  (h) All dates and times of day specified herein shall refer to such dates and times at Charlotte, North Carolina.

                  (i) Each of the parties to the Loan Documents and their counsel have reviewed and revised, or requested (or had the opportunity to request) revisions to, the Loan Documents, and any rule of construction that ambiguities are to be resolved against the drafting party shall be inapplicable in the construing and interpretation of the Loan Documents and all exhibits, schedules and appendices thereto.

                  (j) Any reference to an officer of the Borrower or any other Person by reference to the title of such officer shall be deemed to refer to each other officer of such Person, however titled, exercising the same or substantially similar functions.

                  (k) All references to any agreement or document as amended, modified or supplemented, or words of similar effect, shall mean such document or agreement, as the case may be, as amended, modified or supplemented from time to time only as and to the extent permitted therein and in the Loan Documents.

                                   ARTICLE II

                          THE REVOLVING CREDIT FACILITY

         2.1 LOANS.

                  (a) COMMITMENT. Subject to the terms and conditions of this Agreement, the Lender agrees to make Advances to the Borrower under the Revolving Credit Facility from time to time from the Closing Date until the Revolving Credit Termination Date up to but not exceeding the Revolving Credit Commitment, PROVIDED, however, that the Lender will not be required and shall have no obligation to make any such Advance (i) so long as a Default or an Event of Default has occurred and is continuing or (ii) if the Lender has accelerated the maturity of the Note as a result of an Event of Default; PROVIDED further, however, that immediately after giving effect to each such Advance, the principal amount of Revolving Credit Outstandings plus Letter of Credit Outstandings shall not exceed the Revolving Credit Commitment. Within such limits, the Borrower may borrow, repay and reborrow under the Revolving Credit Facility on a Business Day from the Closing Date until, but (as to borrowings and reborrowings) not including, the Revolving Credit Termination Date; PROVIDED, however, that (y) no Loan that is a Eurodollar Rate Loan shall be made which has an Interest Period that extends beyond the Stated Termination Date and
(z) each Loan that is a Eurodollar Rate Loan may, subject to the provisions of
SECTION 2.6, be repaid only on the last day of the Interest Period with respect thereto unless such payment is accompanied by the additional payment, if any, required by SECTION 4.4.

                  (b) AMOUNTS. Except as otherwise permitted by the Lender from time to time, the aggregate unpaid principal amount of the Revolving Credit Outstandings plus Letter of Credit Outstandings shall not exceed at any time the Revolving Credit Commitment, and, in the event there shall be outstanding any such excess, the Borrower shall immediately make such payments and prepayments as shall be necessary to comply with this restriction. Each Loan hereunder, other than Base Rate Refunding Loans, and each conversion under SECTION 2.7, shall be in an amount of at least $100,000, and, if greater than $100,000, an integral multiple of $100,000.

                  (c) ADVANCES. An Authorized Representative shall give the Lender (1) at least three (3) Business Days' irrevocable written notice by telefacsimile transmission of a Borrowing Notice or Interest Rate Selection Notice (as applicable) with appropriate insertions, effective upon receipt, of each Loan that is a Eurodollar Rate Loan (whether representing an additional borrowing hereunder or the conversion of a borrowing hereunder from Base Rate Loans to Eurodollar Rate Loans) prior to 10:30 A.M. and (2) irrevocable written notice by telefacsimile transmission of a Borrowing Notice or Interest Rate Selection Notice (as applicable) with appropriate insertions, effective upon receipt, of each Loan (other than Base Rate Refunding Loans to the extent the same are effected without notice pursuant to SECTION 2.1(c)(iv)) that is a Base Rate Loan (whether representing an additional borrowing hereunder or the conversion of borrowing hereunder from Eurodollar Rate Loans to Base Rate Loans) prior to 10:30 A.M. on the day of such proposed Loan. Each such notice shall specify the amount of the borrowing, the type of Loan (Base Rate or Eurodollar
Rate), the date of borrowing and, if a Eurodollar Rate Loan, the Interest Period to be used in the computation of interest.

         (ii) Not later than 2:00 P.M. on the date specified for each borrowing under this SECTION 2.1, the Lender shall, pursuant to the terms and subject to the conditions of this Agreement, make the amount of the Advance or Advances available to the Borrower by delivery of the proceeds thereof to the Borrower's Account or otherwise as shall be directed in the applicable Borrowing Notice by the Authorized Representative and reasonably acceptable to the Lender.

         (iii) The Borrower shall have the option to elect the duration of the initial and any subsequent Interest Periods and to Convert the Loans in accordance with SECTION 2.7. Eurodollar Rate Loans and Base Rate Loans may be outstanding at the same time, PROVIDED, HOWEVER, there shall not be outstanding at any one time Eurodollar Rate Loans having more than five (5) different Interest Periods. If the Lender does not receive a Borrowing Notice or an Interest Rate Selection Notice giving notice of election of the duration of an Interest Period or of Conversion of any Loan to or Continuation of a Loan as a Eurodollar Rate Loan by the time prescribed by SECTION 2.1(c) OR 2.7, the Borrower shall be deemed to have elected to Convert such Loan to (or Continue such Loan as) a Base Rate Loan until the Borrower notifies the Lender in accordance with SECTION 2.7.

         (iv) Notwithstanding the foregoing, if a drawing is made under any Letter of Credit, such drawing is honored by the Issuing Bank prior to the Stated Termination Date, and the Borrower shall not immediately fully reimburse the Issuing Bank in respect of such drawing, (A) provided that the conditions to making a Loan as herein provided shall then be satisfied, the Reimbursement Obligation arising from such drawing shall be paid to the Issuing Bank by the Lender without the requirement of notice to or from the Borrower from immediately available funds which shall be advanced as a Base Rate Refunding Loan by the Lender under the Revolving Credit Facility, and (B) if the conditions to making a Loan as herein provided shall not then be satisfied, the Lender shall fund by payment to the Issuing Bank in immediately available funds the purchase price from the Issuing Bank of the Reimbursement Obligation. Any such Base Rate Refunding Loan shall be advanced as, and shall continue as, a Base Rate Loan unless and until the Borrower Converts such Base Rate Loan in accordance with the terms of SECTION 2.7.

         2.2 PAYMENT OF INTEREST. (a) The Borrower shall pay interest to the Lender on the outstanding and unpaid principal amount of each Loan for the period commencing on the date of such Loan until such Loan shall be due at the then applicable Base Rate for Base Rate Loans or applicable Eurodollar Rate for Eurodollar Rate Loans, as designated by the Authorized Representative pursuant to SECTION 2.1; PROVIDED, however, that if any amount shall not be paid when due (at maturity, by acceleration or otherwise), all amounts outstanding hereunder shall bear interest thereafter at the Default Rate.

             (b) Interest on each Loan shall be computed on the basis of a year of 360 days and calculated in each case for the actual number of days elapsed. Interest on each Loan shall be paid (i) quarterly in arrears not later than three (3) Business Days following the last Business Day of each March, June, September and December, commencing December 31, 1998 for each Base Rate Loan,
(ii) on the last day of the applicable Interest Period for each Eurodollar Rate Loan and, if such Interest Period extends for more than three (3) months, at intervals of three (3) months after the first day of such Interest Period, and
(iii) upon payment in full of the principal amount of such Loan.

         2.3 PAYMENT OF PRINCIPAL. The principal amount of each Loan shall be due and payable to the Lender in full on the Revolving Credit Termination Date, or earlier as specifically provided herein. The principal amount of any Base Rate Loan may be prepaid in whole or in part at any time. The principal amount of any Eurodollar Rate Loan may be prepaid only at the end of the applicable Interest Period unless the Borrower shall pay to the Lender the additional amount, if any, required under SECTION 4.4. All prepayments of Loans made by the Borrower shall be in the amount of $100,000 or such greater amount which is an integral multiple of $100,000, or the amount equal to all Revolving Credit Outstandings, or such other amount as necessary to comply with SECTION 2.1(b) or
SECTION 2.7.

         2.4 NON-CONFORMING PAYMENTS. (a) Each payment of principal (including any prepayment) and payment of interest and fees, and any other amount required to be paid to the Lender with respect to the Loans, shall be made to the Lender at the Principal Office in Dollars and in immediately available funds before 12:30 P.M. on the date such payment is due. The Lender may, but shall not be obligated to, debit the amount of any such payment which is not made by such time to any ordinary deposit account, if any, of the Borrower with the Lender.

         (b) The Lender shall deem any payment made by or on behalf of the Borrower hereunder that is not made both in Dollars and in immediately available funds and prior to 12:30 P.M. to be a non-conforming payment. Any such payment shall not be deemed to be received by the Lender until the later of (i) the time such funds become available funds and (ii) the next Business Day. Any non-conforming payment may constitute or become a Default or Event of Default. Interest shall continue to accrue on any principal as to which a non-conforming payment is made until the later of (x) the date such funds become available funds or (y) the next Business Day at the Default Rate from the date such amount was due and payable.

         (c) In the event that any payment hereunder or under the Note becomes due and payable on a day other than a Business Day, then such due date shall be extended to the next succeeding Business Day unless provided otherwise under clause (ii) of the definition of "Interest Period"; PROVIDED that interest shall continue to accrue during the period of any such extension and PROVIDED further, that in no event shall any such due date be extended beyond the Revolving Credit Termination Date.

         2.5 NOTES. Loans made or Continued by the Lender pursuant to the terms and conditions of this Agreement shall be evidenced by the Note payable to the order of the Lender in the amount of the Revolving Credit Commitment, which Note shall be dated the Closing Date and shall be duly completed, executed and delivered by the Borrower.

         2.6 REDUCTIONS. The Borrower shall, by notice from an Authorized Representative, have the right from time to time but not more frequently than once each calendar month, upon not less than three (3) Business Days' written notice to the Lender, effective upon receipt, to reduce the Revolving Credit Commitment. Each such reduction shall be in the aggregate amount of $500,000 or such greater amount which is in an integral multiple of $100,000, or the entire remaining Revolving Credit Commitment, and shall permanently reduce the Revolving Credit Commitment. Each reduction of the Revolving Credit Commitment shall be accompanied by payment of the Loans to the extent that the principal amount of Revolving Credit Outstandings plus Letter of Credit Outstandings exceeds the Revolving Credit Commitment after giving effect to such reduction, together with accrued and unpaid interest on the amounts prepaid. No such reduction shall result in the payment of any Eurodollar Rate Loan other than on the last day of the Interest Period of such Eurodollar Rate Loan unless such prepayment is accompanied by amounts due, if any, under SECTION 4.4.

         2.7 CONVERSIONS AND ELECTIONS OF SUBSEQUENT INTEREST PERIODS. Subject to the limitations set forth below and in ARTICLE IV, the Borrower may:

             (a) upon delivery, effective upon receipt, of a properly completed Interest Rate Selection Notice to the Lender on or before 10:30 A.M. on any Business Day, Convert all or a part of Eurodollar Rate Loans to Base Rate Loans on the last day of the Interest Period for such Eurodollar Rate Loans; and

             (b) provided that no Default or Event of Default shall have occurred and be continuing and upon delivery, effective upon receipt, of a properly completed Interest Rate Selection Notice to the Lender on or before 10:30 A.M. three (3) Business Days' prior to the date of such election or
Conversion:

             (i) elect a subsequent Interest Period for all or a portion of Eurodollar Rate Loans to begin on the last day of the then current Interest Period for such Eurodollar Rate Loans; and

             (ii) Convert Base Rate Loans to Eurodollar Rate Loans on any Business Day.

         Each election and Conversion pursuant to this SECTION 2.7 shall be subject to the limitations on Eurodollar Rate Loans set forth in the definition of "Interest Period" herein and in SECTIONS 2.1, 2.3 and ARTICLE IV.

         2.8 INCREASE AND DECREASE IN AMOUNTS. The amount of the Revolving Credit Commitment which shall be available to the Borrower as Advances shall be reduced by the aggregate amount of Outstanding Letters of Credit.

         2.9 FEES.

         (a) UNUSED FEE. For the period beginning on the Closing Date and ending on the Revolving Credit Termination Date, the Borrower agrees to pay to the Lender an unused fee equal to the Applicable Unused Fee multiplied by the average daily amount by which the Revolving Credit Commitment exceeds the sum of
(i) Revolving Credit Outstandings plus (ii) Letter of Credit Outstandings. Such fees shall be due in arrears not later than three (3) Business Days following the last Business Day of each March, June, September and December commencing December 31, 1998 to and on the Revolving Credit Termination Date (or such earlier date as the Lenders refuse to fund hereunder).

         (b) FACILITY FEE. The Borrower agrees to pay to the Lender, for its own account a one time fee upon terms and conditions as provided in that certain Fee Letter dated April 17, 1998 for agreeing to amend and extend the terms of this Agreement.

         2.10 USE OF PROCEEDS. The proceeds of the Loans made pursuant to the Revolving Credit Facility hereunder shall be used by the Borrower to repay Indebtedness outstanding under the Prior Agreement, for general working capital needs and other corporate purposes, including the making of Acquisitions and Capital Expenditures permitted hereunder.

                                   ARTICLE III

                                LETTERS OF CREDIT

         3.1 LETTERS OF CREDIT. The Issuing Bank agrees, subject to the terms and conditions of this Agreement, upon request of the Borrower to issue from time to time for the account or benefit of the Borrower or any of its Subsidiaries, other than WFI and TTI, Letters of Credit upon delivery to the Issuing Bank of an Application and Agreement for Letter of Credit relating thereto in form and content acceptable to the Issuing Bank; PROVIDED, that if a Letter of Credit is to be issued for the account or benefit of a Subsidiary of the Borrower, both the Borrower and such Subsidiary jointly and severally as co-applicants shall deliver to the Issuing Bank an Application and Agreement for Letter of Credit, and PROVIDED FURTHER, that (i) the Letter of Credit Outstandings shall not exceed the Letter of Credit Commitment and (ii) no Letter of Credit shall be issued if, after giving effect thereto, Letter of Credit Outstandings plus Revolving Credit Outstandings shall exceed the Revolving Credit Commitment. No Letter of Credit shall have an expiry date (including all rights of the Borrower or any Subsidiary named in such Letter of Credit to require renewal) or payment date occurring later than the earlier to occur of
(A) one year after the date of its issuance with respect to Standby Letters of Credit or one hundred eighty days after the date of its issuance with respect to Documentary Letters of Credit; or (B) the fifth Business Day prior to the Stated Termination Date. Borrower agrees that it is jointly and severally liable for all Reimbursement Obligations and other obligations with respect to Letters of Credit previously issued or to be issued for the account or benefit of any Subsidiary as if and to the same extent as if Borrower were the sole applicant therefor, and that any Letters of Credit issued on application of a Subsidiary or the joint application of the Borrower and a Subsidiary shall be subject to all the terms of this Agreement, including applicable sublimits.

         3.2 REIMBURSEMENT.

                  (a) The Borrower hereby unconditionally agrees to pay to the Issuing Bank immediately on demand at the Principal Office all amounts required to pay all drafts drawn or purporting to be drawn under the Letters of Credit and all reasonable expenses incurred by the Issuing Bank in connection with the Letters of Credit, and in any event and without demand to place in possession of the Issuing Bank (which shall include Advances under the Revolving Credit Facility if permitted by SECTION 2.1) sufficient funds to pay all debts and liabilities arising under any Letter of Credit. The Issuing Bank agrees to give the Borrower prompt notice of any request for a draw under a Letter of Credit. The Issuing Bank may charge any account the Borrower may have with it for any and all amounts the Issuing Bank pays under a Letter of Credit, plus charges and reasonable expenses as from time to time agreed to by the Issuing Bank and the Borrower; provided that to the extent permitted by SECTION 2.1(c)(IV) , amounts shall be paid pursuant to Advances under the Revolving Credit Facility. The Borrower agrees to pay the Issuing Bank interest on any Reimbursement Obligations not paid when due hereunder at the Base Rate, or the maximum rate permitted by applicable law, if lower, such rate to be calculated on the basis of a year of 360 days for actual days elapsed.

                  (b) In accordance with the provisions of SECTION 2.1(C), the Issuing Bank shall notify the Lender of any drawing under any Letter of Credit promptly following the receipt by the Issuing Bank of such drawing.

                  (c) The issuance by the Issuing Bank of each Letter of Credit shall, in addition to the conditions precedent set forth in ARTICLE V, be subject to the conditions that such Letter of Credit be in such form and contain such terms as shall be reasonably satisfactory to the Issuing Bank consistent with the then current practices and procedures of the Issuing Bank with respect to similar letters of credit, and the Borrower shall have executed and delivered such other instruments and agreements relating to such Letters of Credit as the Issuing Bank shall have reasonably requested consistent with such practices and procedures. All Letters of Credit shall be issued pursuant to and subject to the Uniform Customs and Practice for Documentary Credits, 1993 revision, International Chamber of Commerce Publication No. 500 and all subsequent amendments and revisions thereto.

                  (d) The Borrower agrees that the Issuing Bank may, in its sole discretion, accept or pay, as complying with the terms of any Letter of Credit, any drafts or other documents otherwise in order which may be signed or issued by an administrator, executor, trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, liquidator, receiver, attorney in fact or other legal representative of a party who is authorized under such Letter of Credit to draw or issue any drafts or other documents.

                  (e) Without limiting the generality of the provisions of
SECTION 10.9, the Borrower hereby agrees to indemnify and hold harmless the Issuing Bank from and against any and all claims and damages, losses, liabilities, reasonable costs and expenses which the Issuing Bank may incur (or which may be claimed against the Issuing Bank) by any Person by reason of or in connection with the issuance or transfer of or payment or failure to pay under any Letter of Credit; PROVIDED that the Borrower shall not be required to indemnify the Issuing Bank for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, (i) caused by the willful misconduct or gross negligence of the party to be indemnified or (ii) caused by the failure of the Issuing Bank to pay under any Letter of Credit after the presentation to it of a request for payment strictly complying with the terms and conditions of such Letter of Credit, unless such payment is prohibited by any law, regulation, court order or decree. The indemnification and hold harmless provisions of this SECTION 3.2(E) shall survive repayment of the Obligations, occurrence of the Revolving Credit Termination Date and expiration or termination of this Agreement.

                  (f) Without limiting Borrower's rights as set forth in SECTION 3.2(e), the obligation of the Borrower to immediately reimburse the Issuing Bank for drawings made under Letters of Credit and the Issuing Bank's right to receive such payment shall be absolute, unconditional and irrevocable, and that such obligations of the Borrower shall be performed strictly in accordance with the terms of this Agreement and such Letters of Credit and the related Applications and Agreement for any Letter of Credit, under all circumstances whatsoever, including the following circumstances:

                           (i) any lack of validity or enforceability of the
                  Letters of Credit, the obligation supported by the Letters of Credit or any other agreement or instrument relating thereto (collectively, the "Related LC Documents");

                           (ii) any amendment or waiver of or any consent to or
                  departure from all or any of the Related LC Documents;

                           (iii) the existence of any claim, setoff, defense
                  (other than the defense of payment in accordance with the terms of this Agreement) or other rights which the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any persons or entities for whom any such beneficiary or any such transferee may be acting), the Lender or any other Person, whether in connection with the Loan Documents, the Related LC Documents or any unrelated transaction;

                           (iv) any breach of contract or other dispute between
                  the Borrower and any beneficiary or any transferee of a Letter of Credit (or any persons or entities for whom such beneficiary or any such transferee may be acting), the Lender or any other Person;

                           (v) any draft, statement or any other document
                  presented under the Letters of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

                           (vi) any delay, extension of time, renewal,
                  compromise or other indulgence or modification granted or agreed to by the Lender, with or without notice to or approval by the Borrower in respect of any of Borrower's Obligations under this Agreement; or

                           (vii) any other circumstance or happening whatsoever,
                  whether or not similar to any of the foregoing.

Nothing contained in this subsection (f) shall relieve the Issuing Bank of its obligations under the Uniform Customs and Practices for Documentary Credits, 1993 revision, International Chamber of Commerce Publication No. 500.

         3.3 LETTER OF CREDIT FACILITY FEES. The Borrower shall pay to the Issuing Bank a fee on the aggregate amount available to be drawn on each outstanding Letter of Credit at a rate equal to (a) the Applicable Margin for each outstanding Standby Letter of Credit, and (b) .10% per annum for each outstanding Documentary Letter of Credit. Such fees shall be due with respect to each Letter of Credit quarterly in advance on the first day of each January, April, July and October, the first such payment to be made (x) on the Closing Date with respect to Letters of Credit outstanding and to the extent such fees have not yet been paid for such Letters of Credit with respect to the then current calendar quarter, or (y) on the date of issuance of a Letter of Credit, and thereafter on the first day of the calendar quarter occurring after either the Closing Date or the date of issuance of a Letter of Credit as applicable. The fees described in this SECTION 3.3 shall be calculated on the basis of a year of 360 days for the actual number of days elapsed.

         3.4 ADMINISTRATIVE FEES. The Borrower shall pay to the Issuing Bank such administrative fee and other fees, if any, in connection with the Letters of Credit in such amounts and at such times as the Issuing Bank and the Borrower shall agree from time to time.

                                   ARTICLE IV

                             CHANGE IN CIRCUMSTANCES

         4.1 INCREASED COST AND REDUCED RETURN.

                  (a) If, after the date hereof, the adoption of any applicable law, rule, or regulation, or any change in any applicable law, rule, or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by the Lender (or its Lending Office) with any request or directive (whether or not having the force of law) of any such governmental authority, central bank, or comparable agency:

                           (i) shall subject such Lender (or its Lending Office)
                  to any tax, duty, or other charge with respect to any Eurodollar Rate Loans, its Note, or its obligation to make Eurodollar Rate Loans, or change the basis of taxation of any amounts payable to the Lender (or its Lending Office) under this Agreement or its Note in respect of any Eurodollar Rate Loans (other than taxes imposed on the overall net income of the Lender by the jurisdiction in which the Lender has its principal office or such Lending Office);

                           (ii) shall impose, modify, or deem applicable any
                  reserve, special deposit, assessment, or similar requirement (other than the Reserve Requirement utilized in the determination of the Eurodollar Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, the Lender (or its Lending Office), including the Revolving Credit Commitment of the Lender hereunder; or

                           (iii) shall impose on the Lender (or its Lending
                  Office) or on the London interbank market any other condition affecting this Agreement or its Note or any of such extensions of credit or liabilities or commitments;

and the result of any of the foregoing is to increase the cost to such Lender (or its Lending Office) of making, Converting into, Continuing, or maintaining any Eurodollar Rate Loans or to reduce any sum received or receivable by such Lender (or its Lending Office) under this Agreement or its Note with respect to any Eurodollar Rate Loans, then the Borrower shall pay to the Lender on demand such amount or amounts as will compensate the Lender for such increased cost or reduction; PROVIDED that the Lender not will be entitled to any compensation for any such increased cost or reduction if demand for payment thereof is made by the Lender more than 180 days after the occurrence of the circumstances giving rise to such claim. If the Lender requests compensation by the Borrower under this SECTION 4.1(a), the Borrower may, by notice to the Lender, suspend the obligation of the Lender to make or Continue Loans of the Type with respect to which such compensation is requested, or to Convert Loans of any other Type into Loans of such Type, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of

SECTION 4.4 shall be applicable); PROVIDED that such suspension shall not affect the right of the Lender to receive the compensation so requested.

         (b) If, after the date hereof, the Lender shall have determined that the adoption of any applicable law, rule, or regulation regarding capital adequacy or any change therein or in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on the capital of the Lender or any corporation controlling the Lender as a consequence of the Lender's obligations hereunder to a level below that which the Lender or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy), then from time to time upon demand the Borrower shall pay to the Lender such additional amount or amounts as will compensate the Lender for such reduction.

         (c) The Lender shall promptly notify the Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle the Lender to compensation pursuant to this Section and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of the Lender, be otherwise disadvantageous to it. The Lender claiming compensation under this Section shall furnish to the Borrower a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, the Lender may use any reasonable averaging and attribution methods that the Lender uses for its customers that are similarly situated to the Borrower.

         4.2 LIMITATION ON TYPES OF LOANS. If on or prior to the first day of any Interest Period for any Eurodollar Rate Loan:

                  (a) the Lender reasonably determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; or

                  (b) the Lender reasonably determines (which determination shall be conclusive) that the Eurodollar Rate will not adequately and fairly reflect the cost to the Lender of funding Eurodollar Rate Loans for such Interest Period;

then the Lender shall give the Borrower prompt notice thereof specifying the relevant Type of Loans and the relevant amounts or periods, and so long as such condition remains in effect, the Lender shall be under no obligation to make additional Loans of such Type, Continue Loans of such Type, or to Convert Loans of any other Type into Loans of such Type and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Loans of the affected Type, either prepay such Loans or Convert such Loans into another Type of Loan in accordance with the terms of this Agreement.

         4.3 ILLEGALITY. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for the Lender or its Lending Office to make, maintain, or fund Eurodollar Rate Loans hereunder, then the Lender shall promptly notify the Borrower thereof and the Lender's obligation to make or Continue Eurodollar Rate Loans and to Convert other Types of Loans into Eurodollar Rate Loans shall be suspended until such time as the Lender may again make, maintain, and fund Eurodollar Rate Loans (in which case the provisions of SECTION 4.4 shall be applicable).

         4.4 TREATMENT OF AFFECTED LOANS. If the obligation of the Lender to make a Eurodollar Rate Loan or to Continue, or to Convert Loans of any other Type into, Loans of a particular Type shall be suspended pursuant to SECTION 4.1 or 4.3 hereof (Loans of such Type being herein called "Affected Loans" and such Type being herein called the "Affected Type"), the Lender's Affected Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for Affected Loans (or, in the case of a Conversion required by SECTION 4.3 hereof, on such earlier date as the Lender may specify to the Borrower) and, unless and until the Lender gives notice as provided below that the circumstances specified in SECTION 4.1 or 4.3 hereof that gave rise to such Conversion no longer exist:

                  (a) to the extent that the Lender's Affected Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to the Lender's Affected Loans shall be applied instead to its Base Rate Loans; and

                  (b) all Loans that would otherwise be made or Continued by the Lender as Loans of the Affected Type shall be made or Continued instead as Base Rate Loans, and all Loans of the Lender that would otherwise be Converted into Loans of the Affected Type shall be Converted instead into (or shall remain as) Base Rate Loans.

         4.5 COMPENSATION. Upon the request of the Lender, the Borrower shall pay to the Lender such amount or amounts as shall be sufficient (in the reasonable opinion of the Lender) to compensate it for any loss, cost, or expense (including loss of anticipated profits) incurred by it as a result of:

                  (a) any payment, prepayment, or Conversion of a Eurodollar Rate Loan for any reason (including, without limitation, the acceleration of the Loans pursuant to SECTION 9.1) on a date other than the last day of the Interest Period for such Loan; or

                  (b) any failure by the Borrower for any reason (including, without limitation, the failure of any condition precedent specified in
         ARTICLE V to be satisfied) to borrow, Convert, Continue, or prepay a Eurodollar Rate Loan on the date for such borrowing, Conversion, Continuation, or prepayment specified in the relevant notice of borrowing, prepayment, Continuation, or Conversion under this Agreement.

         4.6 TAXES. (a) Any and all payments by the Borrower to or for the account of the Lender hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, EXCLUDING, in the case of the Lender, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which the Lender (or its Lending Office) is organized or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable under this Agreement or any other Loan Document to the Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this SECTION 4.6) the Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, and (iv) the Borrower shall furnish to the Lender, at its address referred to in SECTION 10.2, the original or a certified copy of a receipt evidencing payment thereof.

         (b) In addition, the Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Agreement or any other Loan Document or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

         (c) The Borrower agrees to indemnify the Lender for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this SECTION 4.6) paid by the Lender and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto.

         (d) If the Borrower is required to pay additional amounts to or for the account of the Lender pursuant to this SECTION 4.6, then the Lender will agree to use reasonable efforts to change the jurisdiction of its Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of the Lender, is not otherwise disadvantageous to the Lender.

         (e) Within thirty (30) days after the date of any payment of Taxes, the Borrower shall furnish to the Lender the original or a certified copy of a receipt evidencing such payment.

         (f) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this SECTION 4.6 shall survive the termination of the Revolving Credit Commitments and the payment in full of the Notes.

                                    ARTICLE V

            CONDITIONS TO MAKING LOANS AND ISSUING LETTERS OF CREDIT

         5.1 CONDITIONS OF INITIAL ADVANCE. The obligation of the Lender to make the initial Advance under the Revolving Credit Facility, and of the Issuing Bank to issue any additional Letter of Credit, is subject to the conditions precedent that:

                  (a) the Lender shall have received on the Closing Date, in form and substance satisfactory to the Lender, the following:

                            (i) executed originals of each of this Agreement,
                  the Note, the initial Facility Guaranties, the LC Account Agreement and the other Loan Documents, together with all schedules and exhibits thereto;

                            (ii) the favorable written opinion or opinions with
                  respect to the Loan Documents and the transactions contemplated thereby of counsel to the Credit Parties dated the Closing Date, addressed to the Lender and satisfactory to Smith Helms Mulliss & Moore, L.L.P., special counsel to the Lender, substantially in the form of EXHIBIT E;

                            (iii) resolutions of the boards of directors or
                  other appropriate governing body (or of the appropriate committee thereof) of each Credit Party certified by its secretary or assistant secretary as of the Closing Date, approving and adopting the Loan Documents to be executed by such Person, and authorizing the execution and delivery thereof;

                            (iv) specimen signatures of officers of each Credit
                  Party executing the Loan Documents on behalf of such Credit Party, certified by the secretary or assistant secretary of such Credit Party;

                            (v) the charter documents of each Credit Party
                  certified as of a recent date by the Secretary or Assistant Secretary of the Borrower;

                            (vi) the bylaws of each Credit Party certified as of
                  the Closing Date as true and correct by its secretary or assistant secretary;

                            (vii) certificates issued as of a recent date by the
                  Secretaries of State of the respective jurisdictions of formation of each Credit Party as to the due existence and good standing of each Credit Party;

                            (viii) notice of appointment of the initial
                  Authorized Representative(s);

                            (ix) certificate of an Authorized Representative
                  dated the Closing Date demonstrating compliance with the financial covenants contained in SECTIONS 8.1(a) through 8.1(d) as of the most recently ended fiscal quarter period, substantially in the form of EXHIBIT F;

                            (x) an initial Borrowing Notice, if any, and, if
                  elected by the Borrower, Interest Rate Selection Notice;

                            (xi) evidence that all fees payable by the Borrower
                  on the Closing Date to the Lender have been paid in full;

                            (xii) such other documents, instruments,
                  certificates and opinions as the Lender may reasonably request on or prior to the Closing Date in connection with the consummation of the transactions contemplated hereby; and

                  (b) In the good faith judgment of the Lender:

                            (i) there shall not have occurred or become known to
                  the Lender any event, condition, situation or status since the date of the information contained in the financial and business projections, budgets, pro forma data and forecasts concerning the Borrower and its Subsidiaries delivered to the Lender prior to the Closing Date that has had or could reasonably be expected to result in a Material Adverse Effect;

                            (ii) no litigation, action, suit, investigation or
                  other arbitral, administrative or judicial proceeding shall be pending or threatened which could reasonably be likely to result in a Material Adverse Effect; and

                            (iii) the Borrower and its Subsidiaries shall have
                  received all approvals, consents and waivers, and shall have made or given all necessary filings and notices as shall be required to consummate the transactions contemplated hereby without the occurrence of any default under, conflict with or violation of (A) any applicable law, rule, regulation, order or decree of any Governmental Authority or arbitral authority or (B) any agreement, document or instrument to which any of the Borrower or any Subsidiary is a party or by which any of them or their properties is bound.

         5.2 CONDITIONS OF LOANS AND LETTER OF CREDIT. The obligations of the Lender to make any Loans, and the Issuing Bank to issue Letters of Credit, hereunder on or subsequent to the Closing Date are subject to the satisfaction of the following conditions:

                  (a) the Lender shall have received a Borrowing Notice if required by ARTICLE II;

                  (b) the representations and warranties of the Borrower and the Subsidiaries set forth in ARTICLE VI and in each of the other Loan Documents shall be true and correct in all material respects on and as of the date of such Advance, with the same effect as though such representations and warranties had been made on and as of such date, except to the extent that such representations and warranties expressly relate to an earlier date and except that the financial statements referred to in SECTION 6.6(a) shall be deemed to be those financial statements most recently delivered to the Lender pursuant to SECTION
         7.1 from the date financial statements are delivered to the Lender in accordance with such Section;

                  (c) in the case of the issuance of a Letter of Credit, the Borrower with any of its Subsidiaries as co-applicant, as applicable, shall have executed and delivered to the Issuing Bank an Application and Agreement for Letter of Credit in form and content acceptable to the Issuing Bank together with such other instruments and documents as it shall request;

                  (d) at the time of (and after giving effect to) each Advance or the issuance of a Letter of Credit, no Default or Event of Default specified in ARTICLE IX shall have occurred and be continuing; and

                  (e) immediately after giving effect to:

                            (i) a Loan, the aggregate principal balance of all
                  outstanding Loans shall not exceed the Revolving Credit Commitment;

                            (ii) a Letter of Credit or renewal thereof, the
                  aggregate principal balance of all outstanding Letters of Credit and Reimbursement Obligations for the Lender shall not exceed the Letter of Credit Commitment;

                            (iii) a Loan or a Letter of Credit or renewal
                  thereof, the sum of Letter of Credit Outstandings plus Revolving Credit Outstandings shall not exceed the Revolving Credit Commitment.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants with respect to itself and to its Subsidiaries (which representations and warranties shall survive the delivery of the documents mentioned herein and the making of Loans), that:

         6.1  ORGANIZATION AND AUTHORITY.

                  (a) The Borrower and each Subsidiary is a corporation or partnership duly organized and validly existing under the laws of the jurisdiction of its formation;

                  (b) The Borrower and each Subsidiary (x) has the requisite power and authority to own its properties and assets and to carry on its business as now being conducted and as contemplated in the Loan Documents, and (y) is qualified to do business in every jurisdiction in which failure so to qualify would have a Material Adverse Effect;

                  (c) The Borrower has the power and authority to execute, deliver and perform this Agreement and the Notes, and to borrow hereunder, and to execute, deliver and perform each of the other Loan Documents to which it is a party;

                  (d) Each Subsidiary executing a Facility Guaranty has the power and authority to execute, deliver and perform the Facility Guaranty and each of the other Loan Documents to which it is a party; and

                  (e) When executed and delivered, each of the Loan Documents to which the Borrower or any Subsidiary is a party will be the legal, valid and binding obligation or agreement, as the case may be, of the Borrower or such Subsidiary, enforceable against the Borrower or such Subsidiary in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors' rights generally and to the effect of general principles of equity (whether considered in a proceeding at law or in equity).

         6.2 LOAN DOCUMENTS. The execution, delivery and performance by the Borrower and each Subsidiary of each of the Loan Documents to which it is a party:

                  (a) have been duly authorized by all requisite corporate action (including any required shareholder or partner approval) of the Borrower and each Subsidiary required for the lawful execution, delivery and performance thereof;

                  (b) do not violate any provisions of (i) applicable law, rule or regulation, (ii) any judgment, writ, order, determination, decree or arbitral award of any Governmental Authority or arbitral authority binding on the Borrower or any Subsidiary or its properties, or (iii) the charter documents, partnership agreement or bylaws of the Borrower or any Subsidiary;

                  (c) does not and will not be in conflict with, result in a breach of or constitute an event of default, or an event which, with notice or lapse of time or both, would constitute an event of default, under any contract (including without limitation any Material Contract), indenture, agreement or other instrument or document to which Borrower or any Subsidiary is a party, or by which the properties or assets of Borrower or any Subsidiary are bound; and

                  (d) does not and will not result in the creation or imposition of any Lien upon any of the properties or assets of Borrower or any Subsidiary.

         6.3 SOLVENCY. The Borrower and each Subsidiary is Solvent after giving effect to the transactions contemplated by the Loan Documents.

         6.4 SUBSIDIARIES AND STOCKHOLDERS. The Borrower has no Subsidiaries other than those Persons listed as Subsidiaries in SCHEDULE 6.4 and additional Subsidiaries created or acquired after the Closing Date in compliance with
SECTION 7.19; SCHEDULE 6.4 states as of the date hereof the organizational form of each entity, the authorized and issued capitalization of each Subsidiary listed thereon, the number of shares or other equity interests of each class of capital stock or interest issued and outstanding of each such Subsidiary and the number and/or percentage of outstanding shares or other equity interest (including options, warrants and other rights to acquire any interest) of each such class of capital stock or other equity interest owned by Borrower or by any such Subsidiary; the outstanding shares or other equity interests of each such Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable; and Borrower and each such Subsidiary owns beneficially and of record all the shares and other interests it is listed as owning in SCHEDULE 6.4, free and clear of any Lien.

         6.5 OWNERSHIP INTERESTS. Borrower owns no interest in any Person other than the Persons listed in SCHEDULE 6.4, equity investments in Persons not constituting Subsidiaries permitted under SECTION 8.7 and additional Subsidiaries created or acquired after the Closing Date in compliance with
SECTION 7.19.

         6.6 FINANCIAL CONDITION.

                  (a) The Borrower has heretofore furnished to the Lender an audited consolidated balance sheet of the Borrower and its Subsidiaries as of March 31, 1997 and March 31, 1998 and the notes thereto and the related consolidated statements of income, stockholders' equity and cash flows for the Fiscal Year then ended as examined and certified by Arthur Andersen LLP and unaudited consolidated interim financial statements of the Borrower and its Subsidiaries consisting of consolidated balance sheets and related consolidated statements of income, stockholders' equity and cash flows, in each case without notes, for and as of the end of the three (3) month period ending June 30, 1998. Except as set forth therein, such financial statements (including the notes thereto) present fairly the financial condition of the Borrower and its Subsidiaries as of the end of such Fiscal Year and three (3) month period and results of their operations and the changes in its stockholders' equity for the Fiscal Year and interim period then ended, all in conformity with GAAP applied on a Consistent Basis, subject however, in the case of unaudited interim statements to year end audit adjustments;

                  (b) since June 30, 1998 there has been no material adverse change in the condition, financial or otherwise, of the Borrower and its Subsidiaries taken as a whole or in the businesses, properties, performance, prospects or operations of the Borrower and its Subsidiaries taken as a whole, nor have such businesses or properties been materially adversely affected as a result of any fire, explosion, earthquake, accident, strike, lockout, combination of workers, flood, embargo or act of God; and

                  (c) except as set forth in the financial statements referred to in SECTION 6.6(a) or in SCHEDULE 6.6 or permitted by SECTION 8.5, neither Borrower nor any Subsidiary has incurred, other than in the ordinary course of business, any material Indebtedness, Contingent Obligation or other commitment or liability which remains outstanding or unsatisfied.

         6.7 TITLE TO PROPERTIES. The Borrower and each of its Subsidiaries has good and marketable title to all its real and personal properties, subject to no transfer restrictions or Liens of any kind, except for the transfer restrictions and Liens described in SCHEDULE 6.7 and Liens permitted by SECTION 8.4.

         6.8 TAXES. Except as set forth in SCHEDULE 6.8, the Borrower and each of its Subsidiaries has filed or caused to be filed all federal, state and local tax returns which are required to be filed by it and, except for taxes and assessments being contested in good faith by appropriate proceedings diligently conducted and against which reserves reflected in the financial statements described in SECTION 6.6(A) and satisfactory to the Borrower's independent certified public accountants have been established, have paid or caused to be paid all taxes as shown on said returns or on any assessment received by it, to the extent that such taxes have become due.

         6.9 OTHER AGREEMENTS. Neither the Borrower nor any Subsidiary is

             (a) a party to or subject to any judgment, order, decree, agreement, lease or instrument, or subject to other restrictions, which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect; or

             (b) in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument, including without limitation any Material Contract, to which the Borrower or any Subsidiary is a party, which default has, or if not remedied within any applicable grace period could reasonably be likely to have, a Material Adverse Effect.

         6.10 LITIGATION. Except as set forth in SCHEDULE 6.10, there is no action, suit, investigation or proceeding at law or in equity or by or before any governmental instrumentality or agency or arbitral body pending, or, to the knowledge of the Borrower, threatened by or against the Borrower or any Subsidiary or affecting the Borrower or any Subsidiary or any properties or rights of the Borrower or any Subsidiary or other Credit Party, which could reasonably be likely to have a Material Adverse Effect.

         6.11 MARGIN STOCK. The proceeds of the borrowings made hereunder will be used by the Borrower only for the purposes expressly authorized herein. None of such proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry margin stock or for any other purpose which might constitute any of the Loans under this Agreement a "purpose credit" within the meaning of said Regulation U or Regulation X (12 C.F.R. Part 224) of the Board. Neither the Borrower nor any agent acting in its behalf has taken or will take any action which might cause this Agreement or any of the documents or instruments delivered pursuant hereto to violate any regulation of the Board or to violate the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, or any state securities laws, in each case as in effect on the date hereof.

         6.12 INVESTMENT COMPANY. Neither the Borrower nor any of its Subsidiaries is an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (15 U.S.C. ss. 80a-1, et seq.). The application of the proceeds of the Loans and repayment thereof by the Borrower and the performance by the Borrower and its Subsidiaries of the transactions contemplated by the Loan Documents will not violate any provision of said Act, or any rule, regulation or order issued by the Securities and Exchange Commission thereunder, in each case as in effect on the date hereof.

         6.13 PATENTS, ETC. The Borrower and each of its Subsidiaries owns or has the right to use, under valid license agreements or otherwise, all material patents, licenses, franchises, trademarks, trademark rights, trade names, trade name rights, trade secrets and copyrights necessary to or used in the conduct of its businesses as now conducted and as contemplated by the Loan Documents, without known conflict with any patent, license, franchise, trademark, trade secret, trade name, copyright, other proprietary right of any other Person.

         6.14 NO UNTRUE STATEMENT. Neither (a) this Agreement nor any other Loan Document or certificate or document executed and delivered by or on behalf of the Borrower or any Subsidiary in accordance with or pursuant to any Loan Document nor (b) any statement, representation, or warranty provided to the Lender in connection with the negotiation or preparation of the Loan Documents contains any misrepresentation or untrue statement of material fact or omits to state a material fact necessary, in light of the circumstance under which it was made, in order to make any such warranty, representation or statement contained therein not misleading.

         6.15 NO CONSENTS, ETC. Neither the respective businesses or properties of the Borrower or any Subsidiary, nor any relationship between the Borrower or any Subsidiary and any other Person, nor any circumstance in connection with the execution, delivery and performance of the Loan Documents and the transactions contemplated thereby, is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority or any other Person on the part of the Borrower or any Subsidiary as a condition to the execution, delivery and performance of, or consummation of the transactions contemplated by the Loan Documents, which, if not obtained or effected, would be reasonably likely to have a Material Adverse Effect, or if so, such consent, approval, authorization, filing, registration or qualification has been duly obtained or effected, as the case may be.

         6.16 EMPLOYEE BENEFIT PLANS.

                  (a) The Borrower and each ERISA Affiliate is in compliance with all applicable provisions of ERISA and the regulations and published interpretations thereunder and in compliance with all Foreign Benefit Laws with respect to all Employee Benefit Plans except for any required amendments for which the remedial amendment period as defined in Section 401(b) of the Code has not yet expired. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified, and each trust related to such plan has been determined to be exempt under Section 501(a) of the Code. No material liability has been incurred by the Borrower or any ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan;

                  (b) Neither the Borrower nor any ERISA Affiliate has (i) engaged in a nonexempt prohibited transaction described in Section 4975 of the Code or Section 406 of ERISA affecting any of the Employee Benefit Plans or the trusts created thereunder which could subject any such Employee Benefit Plan or trust to a material tax or penalty on prohibited transactions imposed under Internal Revenue Code Section 4975 or ERISA, (ii) incurred any accumulated funding deficiency with respect to any Employee Benefit Plan, whether or not waived, or any other liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid, (iii) failed to make a required contribution or payment to a Multiemployer Plan, or (iv) failed to make a required installment or other required payment under Section 412 of the Code, Section 302 of ERISA or the terms of such Employee Benefit Plan;

                  (c) No Termination Event has occurred or is reasonably expected to occur with respect to any Pension Plan or Multiemployer Plan, and neither the Borrower nor any ERISA Affiliate has incurred any unpaid withdrawal liability with respect to any Multiemployer Plan;

                  (d) The present value of all vested accrued benefits under each Employee Benefit Plan which is subject to Title IV of ERISA, did not, as of the most recent valuation date for each such plan, exceed the then current value of the assets of such Employee Benefit Plan allocable to such benefits;

                  (e) To the best of the Borrower's knowledge, each Employee Benefit Plan subject to Title IV of ERISA, maintained by the Borrower or any ERISA Affiliate, has been administered in accordance with its terms in all material respects and is in compliance in all material respects with all applicable requirements of ERISA and other applicable laws, regulations and rules;

                  (f) The consummation of the Loans and the issuance of the Letters of Credit provided for herein will not involve any prohibited transaction under ERISA which is not subject to a statutory or administrative exemption; and

                  (g) No material proceeding, claim, lawsuit and/or investigation exists or, to the best knowledge of the Borrower after due inquiry, is threatened concerning or involving any Employee Benefit Plan.

         6.17 NO DEFAULT. As of the date hereof, there does not exist any Default or Event of Default hereunder.

         6.18 HAZARDOUS MATERIALS. Except as set forth on SCHEDULE 6.18, the Borrower and each Subsidiary is in compliance with all applicable Environmental Laws in all material respects. Neither the Borrower nor any Subsidiary has been notified of any action, suit, proceeding or investigation which, and neither the Borrower nor any Subsidiary is aware of any facts which, (i) calls into question, or could reasonably be expected to call into question, compliance by the Borrower or any Subsidiary with any Environmental Laws, (ii) which seeks, or could reasonably be expected to form the basis of a meritorious proceeding, to suspend, revoke or terminate any license, permit or approval necessary for the generation, handling, storage, treatment or disposal of any Hazardous Material, or (iii) seeks to cause, or could reasonably be expected to form the basis of a meritorious proceeding to cause, any property of the Borrower or any Subsidiary to be subject to any restrictions on ownership, use, occupancy or transferability under any Environmental Law.

         6.19 RICO. Neither the Borrower nor any Subsidiary is engaged in or has engaged in any course of conduct that could subject any of their respective properties to any Lien, seizure or other forfeiture under any criminal law, racketeer influenced and corrupt organizations law, civil or criminal, or other similar laws.

         6.20 YEAR 2000 COMPLIANCE. The Borrower and its Subsidiaries have (i) initiated a review and assessment of all areas within its and each of its Subsidiaries' business and operations (including those affected by information received from suppliers and vendors) that could reasonably be expected to be adversely affected by the Year 2000 Problem, (ii) developed a plan and timeline for addressing the Year 2000 Problem by not later than September 30, 1999, and
(iii) to date, implemented that plan substantially in accordance with that timetable. The Borrower reasonably believes that all computer applications (including those affected by information received from its suppliers and vendors) that are material to its or any of its Subsidiaries' business and operations will on a timely basis be Year 2000 Compliant, except to the extent that a failure to do so could not reasonably be expected to have Material Adverse Effect.

                                   ARTICLE VII

                              AFFIRMATIVE COVENANTS

         Until the Facility Termination Date, unless the Lender shall otherwise consent in writing, the Borrower will, and where applicable will cause each Subsidiary to:

         7.1 FINANCIAL REPORTS, ETC. (a) As soon as practical and in any event within 90 days after the end of each Fiscal Year of the Borrower, deliver or cause to be delivered to the Lender (i) a consolidated balance sheet of the Borrower and its Subsidiaries of at the end of such Fiscal Year, and the notes thereto, and the related consolidated statements of income, stockholders' equity and cash flows, and the respective notes thereto, for such Fiscal Year, setting forth comparative financial statements for the preceding Fiscal Year, all prepared in accordance with GAAP applied on a Consistent Basis and containing, with respect to the consolidated financial statements, opinions of Arthur Andersen LLP, or other such independent certified public accountants selected by the Borrower and approved by the Lender, which are unqualified as to the scope of the audit performed and as to the "going concern" status of the Borrower and without any exception not acceptable to the Lender, and (ii) a certificate of an Authorized Representative demonstrating compliance with SECTIONS 8.1(A) through 8.1(D) and 8.3, which certificate shall be in the form of EXHIBIT F and which shall include a certification by an Authorized Representative that the Borrower and the Subsidiaries are (x) current with all trade payables, except trade payables contested in good faith in the ordinary course of business, and (y) in full compliance with the established sublimits and terms of the Letters of Credit issued pursuant this Agreement;

         (b) as soon as practical and in any event within 45 days after the end of each fiscal quarter (except the last fiscal quarter of the Fiscal Year), deliver to the Lender (i) a consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal quarter, and the related consolidated statements of income, stockholders' equity and cash flows for such fiscal quarter and for the period from the beginning of the then current Fiscal Year through the end of such reporting period, and accompanied by a certificate of an Authorized Representative to the effect that such financial statements present fairly the financial position of the Borrower and its Subsidiaries as of the end of such fiscal period and the results of their operations and the changes in their financial position for such fiscal period, in conformity with the standards set forth in SECTION 6.6(A) with respect to interim financial statements, and (ii) a certificate of an Authorized Representative containing computations for such quarter comparable to that required pursuant to SECTION 7.1(A)(II);

         (c) together with each delivery of the financial statements required by
SECTION 7.1(A)(I), deliver to the Lender a letter from the Borrower's accountants specified in SECTION 7.1(A)(I) stating that in performing the audit necessary to render an opinion on the financial statements delivered under
SECTION 7.1(a)(I), they obtained no knowledge of any Default or Event of Default by the Borrower in the fulfillment of the terms and provisions of this Agreement insofar as they relate to financial matters (which at the date of such statement remains uncured); or if the accountants have obtained knowledge of such Default or Event of Default, a statement specifying the nature and period of existence thereof;

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

         (d) promptly upon their becoming available to the Borrower, the Borrower shall deliver to the Lender a copy of (i) all regular or special reports or effective registration statements which Borrower or any Subsidiary shall file with the Securities and Exchange Commission (or any successor thereto) or any securities exchange, (ii) any proxy statement distributed by the Borrower or any Subsidiary to its shareholders, bondholders or the financial community in general, and (iii) any management letter or other report submitted to the Borrower or any Subsidiary by independent accountants in connection with any annual, interim or special audit of the Borrower or any Subsidiary;

         (e) as soon as practicable and in any event within 45 days following the end of each of the first three fiscal quarters and within ninety (90) days following each fiscal year end, deliver to the Lender an accounts receivable aging report in form and detail substantially similar to that furnished to the Lender prior to the Closing Date; and

         (f) promptly, from time to time, deliver or cause to be delivered to the Lender such other information regarding Borrower's and any Subsidiary's operations, business affairs and financial condition as the Lender may reasonably request;

         The Lender is hereby authorized to deliver a copy of any such financial or other information delivered hereunder to the Lender (or any affiliate of the Lender), to any Governmental Authority having jurisdiction over the Lender pursuant to any written request therefor or in the ordinary course of examination of loan files, or to any other Person who shall acquire or consider the assignment of, or acquisition of any participation interest in, any Obligation permitted by this Agreement.

         7.2 MAINTAIN PROPERTIES. Maintain all properties necessary to its operations in good working order and condition, make all needed repairs, replacements and renewals to such properties, and maintain free from Liens all Material Contracts, trademarks, trade names, patents, copyrights, trade secrets, know-how, and other intellectual property and proprietary information (or adequate licenses thereto), in each case as are reasonably necessary to conduct its business as currently conducted or as contemplated hereby, all in accordance with customary and prudent business practices.

         7.3 EXISTENCE, QUALIFICATION, ETC. Except as otherwise expressly permitted under SECTION 8.8, do or cause to be done all things necessary to preserve and keep in full force and effect its existence and all material rights and franchises, and maintain its license or qualification to do business as a foreign corporation and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary.

         7.4 REGULATIONS AND TAXES. Comply in all material respects with or contest in good faith all statutes and governmental regulations and pay all taxes, assessments, governmental charges, claims for labor, supplies, rent and any other obligation which, if unpaid, would become a Lien against any of its properties except liabilities being contested in good faith by appropriate proceedings diligently conducted and against which adequate reserves acceptable to the Borrower's independent certified public accountants have been established unless and until any Lien resulting therefrom attaches to any of its property and becomes enforceable against its creditors.

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

         7.5 INSURANCE. (a) Keep all of its insurable properties adequately insured at all times with responsible insurance carriers against loss or damage by fire and other hazards to the extent and in the manner as are customarily insured against by similar businesses owning such properties similarly situated,
(b) maintain general public liability insurance at all times with responsible insurance carriers against liability on account of damage to persons and property and (c) maintain insurance under all applicable workers' compensation laws (or in the alternative, maintain required reserves if self-insured for workers' compensation purposes) and against loss by reason by business interruption such policies of insurance to have such limits, deductibles, exclusions, co-insurance and other provisions providing no less coverages than are maintained by similar businesses that are similarly situated, such insurance policies to be in form reasonably satisfactory to the Lender.

         7.6 TRUE BOOKS. Keep true books of record and account in which full, true and correct entries will be made of all of its dealings and transactions, and set up on its books such reserves as may be required by GAAP with respect to doubtful accounts and all taxes, assessments, charges, levies and claims and with respect to its business in general, and include such reserves in interim as well as year-end financial statements.

         7.7 RIGHT OF INSPECTION. Permit any Person designated by the Lender to visit and inspect any of the properties, corporate books and financial reports of the Borrower or any Subsidiary and to discuss its affairs, finances and accounts with its principal officers and independent certified public accountants, all at reasonable times, at reasonable intervals and with reasonable prior notice.

         7.8 OBSERVE ALL LAWS. Conform to and duly observe in all material respects all laws, rules and regulations and all other valid requirements of any Governmental Authority with respect to the conduct of its business.

         7.9 GOVERNMENTAL LICENSES. Obtain and maintain all licenses, permits, certifications and approvals of all applicable Governmental Authorities as are required for the conduct of its business as currently conducted and as contemplated by the Loan Documents.

         7.10 COVENANTS EXTENDING TO OTHER PERSONS. Cause each of its Subsidiaries to do with respect to itself, its business and its assets, each of the things required of the Borrower in SECTIONS 7.2 through 7.9, and 7.18 inclusive.

         7.11 OFFICER'S KNOWLEDGE OF DEFAULT. Upon any officer of the Borrower obtaining knowledge of any Default or Event of Default hereunder or under any other obligation of the Borrower or any Subsidiary cause such officer or an Authorized Representative to promptly notify the Lender of the nature thereof, the period of existence thereof, and what action the Borrower or such Subsidiary proposes to take with respect thereto.

         7.12 SUITS OR OTHER PROCEEDINGS. Upon any officer of the Borrower obtaining knowledge of any litigation or other proceedings being instituted against the Borrower or any Subsidiary, or any attachment, levy, execution or other process being instituted against any assets of the Borrower or any Subsidiary, making a claim or claims in an aggregate amount greater than $1,000,000 not

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

otherwise covered by insurance, promptly deliver to the Lender written notice thereof stating the nature and status of such litigation, dispute, proceeding, levy, execution or other process.

         7.13 NOTICE OF DISCHARGE OF HAZARDOUS MATERIAL OR ENVIRONMENTAL COMPLAINT. Promptly provide to the Lender true, accurate and complete copies of any and all notices, complaints, orders, directives, claims, or citations received by the Borrower or any Subsidiary relating to any (a) violation or alleged violation by the Borrower or any Subsidiary of any applicable Environmental Law; (b) release or threatened release by the Borrower or any Subsidiary, or at any facility or property owned or leased or operated by the Borrower or any Subsidiary, of any Hazardous Material, except where occurring legally; or (c) liability or alleged liability of the Borrower or any Subsidiary for the costs of cleaning up, removing, remediating or responding to a release of Hazardous Materials where, in any of the foregoing events, the aggregate amount at any time involved exceeds $1,000,000.

         7.14 ENVIRONMENTAL COMPLIANCE. If the Borrower or any Subsidiary shall receive any letter, notice, complaint, order, directive, claim or citation alleging that the Borrower or any Subsidiary has violated any Environmental Law or is liable for the costs of cleaning up, removing, remediating or responding to a release of Hazardous Materials, the Borrower shall, within the time period permitted by the applicable Environmental Law or the Governmental Authority responsible for enforcing such Environmental Law, remove or remedy, or cause the applicable Subsidiary to remove or remedy, such violation or release or satisfy such liability unless and only during the period that the applicability of the Environmental Law, the fact of such violation or liability or what is required to remove or remedy such violation is being contested by the Borrower or the applicable Subsidiary by appropriate proceedings diligently conducted and all reserves with respect thereto as may be required under Generally Accepted Accounting Principles, if any, have been made, and no Lien in connection therewith shall have attached to any property of the Borrower or the applicable Subsidiary which shall have become enforceable against creditors of such Person.

         7.15 INDEMNIFICATION. Without limiting the generality of SECTION 10.9, the Borrower hereby agrees to indemnify and hold the Lender and its officers, directors, employees and agents, harmless from and against any and all claims, losses, penalties, liabilities, damages and expenses (including assessment and cleanup costs and reasonable attorneys' fees and disbursements) arising directly or indirectly from, out of or by reason of (a) the violation of any Environmental Law by the Borrower or any Subsidiary or with respect to any property owned, operated or leased by the Borrower or any Subsidiary or (b) the handling, storage, treatment, emission or disposal of any Hazardous Materials by or on behalf of the Borrower or any Subsidiary or on or with respect to property owned or leased or operated by the Borrower or any Subsidiary. The provisions of this SECTION 7.15 shall survive the Facility Termination Date and expiration or termination of this Agreement.

         7.16 FURTHER ASSURANCES. At the Borrower's cost and expense, upon request of the Lender, duly execute and deliver or cause to be duly executed and delivered, to the Lender such further instruments, documents, certificates, financing and continuation statements, and do and cause to be done such further acts that may be reasonably necessary or advisable in the reasonable opinion of the Lender to carry out more effectively the provisions and purposes of this Agreement and the other Loan Documents.

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

         7.17 EMPLOYEE BENEFIT PLANS. (a) With reasonable promptness, and in any event within thirty (30) days thereof, give notice to the Lender of (a) the establishment of any new Pension Plan (which notice shall include a copy of such plan), (b) the commencement of contributions to any Employee Benefit Plan to which the Borrower or any of its ERISA Affiliates was not previously contributing, (c) any material increase in the benefits of any existing Employee Benefit Plan, (d) each funding waiver request filed with respect to any Employee Benefit Plan and all communications received or sent by the Borrower or any ERISA Affiliate with respect to such request and (e) the failure of the Borrower or any ERISA Affiliate to make a required installment or payment under Section 302 of ERISA or Section 412 of the Code by the due date; and

         (b) Promptly and in any event within thirty (30) days of becoming aware of the occurrence or forthcoming occurrence of any (a) Termination Event or (b) nonexempt "prohibited transaction," as such term is defined in Section 406 of ERISA or Section 4975 of the Code, in connection with any Pension Plan or any trust created thereunder, deliver to the Lender a notice specifying the nature thereof, what action the Borrower or any ERISA Affiliate has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto.

         7.18 CONTINUED OPERATIONS. Continue at all times to conduct its business and engage principally in the same line or lines of business substantially as heretofore conducted.

         7.19 NEW SUBSIDIARIES. In the event of the acquisition or creation of any Subsidiary, cause to be delivered to the Lender each of the following within sixty (60) days of the acquisition or creation of such Subsidiary.

                  (a) a Facility Guaranty executed by such Subsidiary substantially in the form of EXHIBIT G;

                  (b) an opinion of counsel to the Subsidiary dated as of the date of delivery of the Facility Guaranty provided for in this SECTION
         7.19 and addressed to the Lender, in form and substance reasonably acceptable to the Lender (which opinion may include assumptions and qualifications of similar effect to those contained in the opinions of counsel delivered pursuant to SECTION 5.1(a)), to the effect that:

                           (A) such Subsidiary is duly organized, validly
                  existing and in good standing in the jurisdiction of its formation, has the requisite power and authority to own its properties and conduct its business as then owned and then conducted and proposed to be conducted, and is duly qualified to transact business and is in good standing as a foreign corporation or partnership in each other jurisdiction in which the character of the properties owned or leased, or the business carried on by it, requires such qualification and the failure to be so qualified would reasonably be likely to result in a Material Adverse Effect; and

                           (B) the execution, delivery and performance of the
                  Facility Guaranty described in this SECTION 7.19 to which such Subsidiary is a signatory have been duly

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

                  authorized by all requisite corporate or partnership action (including any required shareholder or partner approval), such agreement has been duly executed and delivered and constitutes the valid and binding agreement of such Subsidiary, enforceable against such Subsidiary in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors' rights generally and to the effect of general principles of equity (whether considered in a proceeding at law or in equity);

                  (c) current copies of the charter documents, including partnership agreements and certificate of limited partnership, if applicable, and bylaws of such Subsidiary, minutes of duly called and conducted meetings (or duly effected consent actions) of the Board of Directors, partners, or appropriate committees thereof (and, if required by such charter documents, bylaws or by applicable law, of the shareholders) of such Subsidiary authorizing the actions and the execution and delivery of documents described in this SECTION 7.19.

         7.20 YEAR 2000 COMPLIANCE. The Borrower will promptly notify the Lender in the event the Borrower discovers or determines that any computer application (including those affected by information received from its suppliers and vendors) that is material to its or any of its Subsidiaries' business and operations will not be Year 2000 Compliant by not later than September 30, 1999, except to the extent that such failure could not reasonably be expected to have a Material Adverse Effect.

                                  ARTICLE VIII

                               NEGATIVE COVENANTS

         Until the Obligations have been paid and satisfied in full, no Letters of Credit remain outstanding and this Agreement has been terminated in accordance with the terms hereof, unless the Lender shall otherwise consent in writing, the Borrower will not, nor will it permit any Subsidiary to:

         8.1 FINANCIAL COVENANTS.

                  (a) CONSOLIDATED TANGIBLE NET WORTH. Permit at any time its Consolidated Tangible Net Worth to be less than $61,000,000;

                  (b) CONSOLIDATED FUNDED INDEBTEDNESS TO CONSOLIDATED CAPITALIZATION. Permit at any time the ratio of Consolidated Funded Indebtedness to Consolidated Capitalization to be equal to or greater than .55 to 1.00;

                  (c) CONSOLIDATED FIXED CHARGE COVERAGE RATIO. Permit the Consolidated Fixed Charge Coverage Ratio to be at any time less than
         1.35 to 1.00.

         8.2 ACQUISITIONS. Enter into any agreement, contract, binding commitment or other arrangement providing for any Acquisition, or take any action to solicit the tender of securities or proxies in respect thereof in order to effect any Acquisition, unless (i) the Person to be (or whose assets are to be) acquired does not oppose such Acquisition and the line or lines of business of the Person to be acquired are substantially the same as one or more line or lines of business conducted by the Borrower and its Subsidiaries, (ii) no Default or Event of Default shall have occurred and be continuing either immediately prior to or immediately after giving effect to such Acquisition and the Borrower shall have furnished to the Lender (A) pro forma historical financial statements as of the end of the most recently completed Fiscal Year of the Borrower giving effect to such Acquisition and (B) a certificate in the form of EXHIBIT G prepared on a historical pro forma basis giving effect to such Acquisition, which certificate shall demonstrate that no Default or Event of Default would exist immediately after giving effect thereto, (iii) the Person acquired shall be a wholly-owned Subsidiary, or be merged into the Borrower or a wholly-owned Subsidiary, immediately upon consummation of the Acquisition (or if assets are being acquired, the acquiror shall be the Borrower or a wholly-owned Subsidiary), and (iv) the cost of acquisition shall not exceed $25,000,000.

         8.3 CAPITAL EXPENDITURES. Make or become committed to make Capital Expenditures, excluding Costs of Acquisitions, which exceed in the aggregate in any Fiscal Year of the Borrower $6,000,000 (on a noncumulative basis, with the effect that amounts not expended in any Fiscal Year may not be carried forward to a subsequent period).

         8.4 LIENS. Incur, create or permit to exist any Lien, charge or other encumbrance of any nature whatsoever with respect to any property or assets now owned or hereafter acquired by the Borrower or any Subsidiary, other than

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

                  (a) Liens existing as of the date hereof and as set forth in
         SCHEDULE 6.7;

                  (b) Liens imposed by law for taxes, assessments or charges of any Governmental Authority for claims not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP and which Liens are not yet enforceable against other creditors;

                  (c) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law or created in the ordinary course of business and in existence less than 90 days from the date of creation thereof for amounts not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP and which Liens are not yet enforceable against other creditors;

                  (d) Liens incurred or deposits made in the ordinary course of business (including, without limitation, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations or arising as a result of progress payments under government contracts;

                  (e) easements (including reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variations and zoning and other restrictions, charges or encumbrances (whether or not recorded), which do not interfere materially with the ordinary conduct of the business of the Borrower or any Subsidiary and which do not materially detract from the value of the property to which they attach or materially impair the use thereof to the Borrower or any Subsidiary;

                  (f) purchase money Liens to secure Indebtedness permitted under SECTION 8.5(d) and incurred to purchase fixed assets, provided such Indebtedness represents not less than 75% of the purchase price of such assets as of the date of purchase thereof and no property other than the assets so purchased secures such Indebtedness; and

                  (g) Liens arising in connection with Capital Leases permitted under SECTION 8.5(d); provided that no such Lien shall extend to any Collateral or to any other property other than the assets subject to such Capital Leases.

         8.5 INDEBTEDNESS. Incur, create, assume or permit to exist any Indebtedness, howsoever evidenced, except:

                  (a) Indebtedness existing as of the Closing Date as set forth in SCHEDULE 6.6; PROVIDED, none of the instruments and agreements evidencing or governing such Indebtedness shall be amended, modified or supplemented after the Closing Date to change any terms of subordination, repayment or rights of conversion, put, exchange or other rights from such terms and rights as in effect on the Closing Date;

                  (b) Indebtedness owing to the Lender in connection with this Agreement, the Note or other Loan Document;

                  (c) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

                  (d) purchase money Indebtedness of the Borrower or a Guarantor described in SECTION 8.4(F) and Indebtedness arising from Capital Leases entered into by the Borrower or a Guarantor described in SECTION 8.4(G), collectively not to exceed an aggregate outstanding amount at any time of $5,000,000;

                  (e) unsecured intercompany Indebtedness for loans and advances made by the Borrower or any Guarantor to the Borrower or any Guarantor, provided that such intercompany Indebtedness is evidenced by a promissory note or similar written instrument acceptable to the Lender which provides that such Indebtedness is subordinated to obligations, liabilities and undertakings of the holder or owner thereof under the Loan Documents on terms acceptable to the Lender;

                  (f) trade credit from vendors incurred in the ordinary course of business and the guaranty of the same by the Borrower in the case of trade credit of Subsidiaries and the bonding thereof;

                  (g) loans made by the Borrower to the Petro Sur-World Fuel joint-venture in Ecuador in an amount not to exceed in the aggregate $2,000,000;

                  (h) insurance notes payable;

                  (i) any installment note or capitalized leases assumed through a permitted Acquisition which by virtue of its terms contains a prepayment fee;

                  (j) Indebtedness arising from Rate Hedging Obligations (provided that such Indebtedness is incurred to limit risks of currency or interest rate fluctuations to which the Borrower and its Subsidiaries are otherwise subject by virtue of the operations of their business, and not for speculative purposes) of the Borrower and its Subsidiaries in an aggregate notional, in the case of currency and interest rate obligations and speculative fuel transaction, amount not to exceed $10,000,000 at any time; provided, however, that the Borrower and its Subsidiaries may enter into non-speculative fuel hedging transactions without limitation;

                  (k) Indebtedness of the Borrower, as guarantor, and WFI and TTI as borrowers, under the WFI/TTI Credit Agreement; and

                  (l) Indebtedness extending the maturity of, or renewing, refunding or refinancing, in whole or in part, Indebtedness incurred under clauses (a) and (d) of this SECTION 8.5, provided that the terms of any such extension, renewal, refunding or refinancing Indebtedness (and of any agreement or instrument entered into in connection therewith) are no less favorable to the Lender than the terms of the Indebtedness as in effect prior to such action, and provided further that (1) the aggregate principal amount of such extended, renewed, refunded or refinanced Indebtedness shall not be increased by such action, (2) the group of direct or contingent obligors on such Indebtedness shall not be expanded as a result of any such action, and
         (3) immediately before and immediately after giving effect to any such extension, renewal, refunding or refinancing, no Default or Event of Default shall have occurred and be continuing; PROVIDED, the Borrower shall not permit WFI or TTI to incur, create, assume or permit to exist any Indebtedness, howsoever evidenced, other than (i) to the Lender,
         (ii) trade credit to customers incurred in the ordinary course of business, and (iii) additional Indebtedness permitted under the WFI/TTI Credit Agreement, and PROVIDED, further that the incurring of any such Indebtedness does not cause, create or result in the occurrence or continuation of a Default or Event of Default hereunder.

         8.6 TRANSFER OF ASSETS. Sell, lease, transfer or otherwise dispose of any assets of Borrower or any Subsidiary other than (a) dispositions of assets in the ordinary course of business, (b) dispositions of property that is substantially worn, damaged, obsolete or, in the judgment of the Borrower, no longer best used or useful in its business or that of any Subsidiary, and (c) transfers of assets necessary to give effect to merger or consolidation transactions permitted by SECTION 8.8, and (d) the disposition of Eligible Securities in the ordinary course of management of the investment portfolio of the Borrower and its Subsidiaries.

         8.7 INVESTMENTS. Purchase, own, invest in or otherwise acquire, directly or indirectly, any stock or other securities, or make or permit to exist any interest whatsoever in any other Person or permit to exist any loans or advances to any Person, except that Borrower may maintain investments or invest in:

                  (a) securities of any Person acquired in an Acquisition permitted hereunder;

                  (b) Eligible Securities;

                  (c) investments existing as of the date hereof and as set forth in SCHEDULE 6.4;

                  (d) accounts receivable arising and trade credit granted in the ordinary course of business and any securities received in satisfaction or partial satisfaction thereof in connection with accounts of financially troubled Persons to the extent reasonably necessary in order to prevent or limit loss;

                  (e) investments in Subsidiaries which are Guarantors;

                  (f) loans made by the Borrower to the Petro Sur-World Fuel joint-venture described in SECTION 8.5(g);

                  (g) loans between the Borrower and the Guarantors described in
         SECTION 8.5(e); and

                  (h) loans or investments in or to a joint venture of which the Borrower or a Subsidiary is a party, so long as the aggregate amount of such loans or investments do not exceed 5% of Consolidated Tangible Net Worth.

         8.8 MERGER OR CONSOLIDATION. (a) Consolidate with or merge into any other Person, or (b) permit any other Person to merge into it, or (c) liquidate, wind-up or dissolve or sell, transfer or lease or otherwise dispose of all or a substantial part of its assets (other than sales permitted under SECTION 8.6(a), (b) AND (d)); PROVIDED, HOWEVER, (i) any Subsidiary of the Borrower may merge or transfer all or substantially all of its assets into or consolidate with the Borrower or any Guarantor, and (ii) any other Person may merge into or consolidate with the Borrower or any Guarantor and any Subsidiary may merge into or consolidate with any other Person in order to consummate an Acquisition permitted by SECTION 8.2, PROVIDED FURTHER, that any resulting or surviving entity shall execute and deliver such agreements and other documents, including a Facility Guaranty, and take such other action as the Lender may require to evidence or confirm its express assumption of the obligations and liabilities of its predecessor entities under the Loan Documents.

         8.9 RESTRICTED PAYMENTS. Make any Restricted Payment or apply or set apart any of their assets therefor or agree to do any of the foregoing; PROVIDED HOWEVER, the Borrower may (a) issue stock as a dividend up to 10% of total outstanding shares immediately prior to such dividend; (b) declare and pay cash dividends on outstanding shares of any class of its capital stock provided that the aggregate amount of such dividends declared or paid during any Four-Quarter Period shall not exceed 25% of Consolidated Net Income for such Four-Quarter Period; and (c) repurchase for an aggregate purchase price not to exceed $6,000,000 shares of its Voting Stock from Persons which are not Affiliates or directors, officers or employees of the Borrower or its Subsidiaries, so long as prior to such actions described in (a) or (b) or (c) above and after giving effect thereto, the Borrower is in compliance with all terms, conditions, covenants, and representations and warranties in the Agreement, and prior to such actions defined in (a) and (b) and (c) above and after giving effect thereto, no Default or Event of Default has or will occur.

         8.10 TRANSACTIONS WITH AFFILIATES. Other than transactions permitted under SECTIONS 8.7 and 8.8, enter into any transaction after the Closing Date, including, without limitation, the purchase, sale, lease or exchange of property, real or personal, or the rendering of any service, with any Affiliate of the Borrower, except (a) that such Persons may render services to the Borrower or its Subsidiaries for compensation at the same rates generally paid by Persons engaged in the same or similar businesses for the same or similar services, (b) that the Borrower or any Subsidiary may render services to such Persons for compensation at the same rates generally charged by the Borrower or such Subsidiary and (c) in either case in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's (or any Subsidiary's) business consistent with past practice of the Borrower and its Subsidiaries and upon fair and reasonable terms no less favorable to the Borrower (or any Subsidiary) than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate.

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         8.11 COMPLIANCE WITH ERISA. With respect to any Pension Plan, Employee
Benefit Plan or Multiemployer Plan:

                  (a) permit the occurrence of any Termination Event which would result in a liability on the part of the Borrower or any ERISA Affiliate to the PBGC; or

                  (b) permit the present value of all benefit liabilities under all Pension Plans to exceed the current value of the assets of such Pension Plans allocable to such benefit liabilities; or

                  (c) permit any accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code) with respect to any Pension Plan, whether or not waived; or

                  (d) fail to make any contribution or payment to any Multiemployer Plan which the Borrower or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto; or

                  (e) engage, or permit any Borrower or any ERISA Affiliate to engage, in any prohibited transaction under Section 406 of ERISA or Sections 4975 of the Code for which a civil penalty pursuant to Section 502(I) of ERISA or a tax pursuant to Section 4975 of the Code may be imposed; or

                  (f) permit the establishment of any Employee Benefit Plan providing post-retirement welfare benefits or establish or amend any Employee Benefit Plan which establishment or amendment could result in liability to the Borrower or any ERISA Affiliate or increase the obligation of the Borrower or any ERISA Affiliate to a Multiemployer Plan; or

                  (g) fail, or permit the Borrower or any ERISA Affiliate to fail, to establish, maintain and operate each Employee Benefit Plan in compliance in all material respects with the provisions of ERISA, the Code, all applicable Foreign Benefit Laws and all other applicable laws and the regulations and interpretations thereof.

         8.12 FISCAL YEAR. Change its Fiscal Year.

         8.13 DISSOLUTION, ETC. Wind up, liquidate or dissolve (voluntarily or involuntarily) or commence or suffer any proceedings seeking any such winding up, liquidation or dissolution, except in connection with a merger or consolidation permitted pursuant to SECTION 8.8.

         8.14 NEGATIVE PLEDGE CLAUSES. Enter into or cause, suffer or permit to exist any agreement with any Person other than the Lender pursuant to this Agreement or any other Loan Documents which prohibits or limits the ability of any of the Borrower or any Subsidiary to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, PROVIDED that the Borrower and any Subsidiary may enter into such an agreement in connection with property subject to any Lien permitted by this Agreement and not released after the date hereof, when such prohibition or limitation is by its terms effective only against the assets subject to such Lien.

         8.15 PARTNERSHIPS. Become a general partner in any general or limited partnership except a partnership which complies with the provisions of SECTION 8.07(h).

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                                   ARTICLE IX

                       EVENTS OF DEFAULT AND ACCELERATION

         9.1. EVENTS OF DEFAULT. (A) If any one or more of the following events (herein called "Events of Default") shall occur for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any Governmental Authority), that is to say:

             (a) if default shall be made in the due and punctual payment of the principal of any Loan, Reimbursement Obligation or other Obligation, when and as the same shall be due and payable whether pursuant to any provision of ARTICLE II or ARTICLE III, at maturity, by acceleration or otherwise; or

             (b) if default shall be made in the due and punctual payment of any amount of interest on any Loan, Reimbursement Obligation or other Obligation or of any fees or other amounts payable to the Lender on the date on which the same shall be due and payable; or

             (c) if default shall be made in the performance or observance of any covenant set forth in SECTION 7.7, 7.11, 7.12, 7.19 or ARTICLE VIII;

             (d) if a default shall be made in the performance or observance of, or shall occur under, any covenant, agreement or provision contained in this Agreement or the Note (other than as described in clauses (a), (b) or (c) above) and such default shall continue for 30 or more days after the earlier of receipt of notice of such default by the Authorized Representative from the Lender or an Authorized Representative of the Borrower has actual knowledge of such default, or if a default shall be made in the performance or observance of, or shall occur under, any covenant, agreement or provision contained in any of the other Loan Documents (beyond any applicable grace period, if any, contained therein) or in any instrument or document evidencing or creating any obligation, guaranty, or Lien in favor of the Lender or delivered to the Lender in connection with or pursuant to this Agreement or any of the Obligations, or if any Loan Document ceases to be in full force and effect (other than by reason of any action by the Lender), or if without the written consent of the Lender, this Agreement or any other Loan Document shall be disaffirmed or shall terminate, be terminable or be terminated or become void or unenforceable for any reason whatsoever (other than in accordance with its terms in the absence of default or by reason of any action by the Lender); or

             (e) if there shall occur (i) a default, which is not waived, in the payment of any principal, interest, premium or other amount with respect to any Indebtedness or Rate Hedging Obligations (other than the Loans and other Obligations) of the Borrower or any Subsidiary in an amount not less than $1,000,000 in the aggregate outstanding, or
          (ii) a default, which is not waived, in the performance, observance or fulfillment of any term or covenant contained in any agreement or instrument under or pursuant to which any such

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

          Indebtedness or Rate Hedging Obligation may have been issued, created, assumed, guaranteed or secured by the Borrower or any Subsidiary, or (iii) any other event of default as specified in any agreement or instrument under or pursuant to which any such Indebtedness or Rate Hedging Obligation may have been issued, created, assumed, guaranteed or secured by the Borrower or any Subsidiary, and such default or event of default shall continue for more than the period of grace, if any, therein specified, or such default or event of default shall permit the holder of any such Indebtedness (or any agent or trustee acting on behalf of one or more holders) to accelerate the maturity thereof; or

             (f) if any representation, warranty or other statement of fact contained in any Loan Document or in any writing, certificate, report or statement at any time furnished to the Lender by or on behalf of the Borrower or any other Credit Party pursuant to or in connection with any Loan Document, or otherwise, shall be false or misleading in any material respect when given; or

             (g) if the Borrower or any Subsidiary or other Credit Party shall be unable to pay its debts generally as they become due; file a petition to take advantage of any insolvency statute; make an assignment for the benefit of its creditors; commence a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or of the whole or any substantial part of its property; file a petition or answer seeking liquidation, reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute; or

             (h) if a court of competent jurisdiction shall enter an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of the Borrower or any Subsidiary or of the whole or any substantial part of its properties and such order, judgment or decree continues unstayed and in effect for a period of sixty (60) days, or approve a petition filed against the Borrower or any Subsidiary seeking liquidation, reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state, which petition is not dismissed within sixty (60) days; or if, under the provisions of any other law for the relief or aid of debtors, a court of competent jurisdiction shall assume custody or control of the Borrower or any Subsidiary or of the whole or any substantial part of its properties, which control is not relinquished within sixty (60) days; or if there is commenced against the Borrower or any Subsidiary any proceeding or petition seeking reorganization, arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state which proceeding or petition remains undismissed for a period of sixty (60) days; or if the Borrower or any Subsidiary takes any action to indicate its consent to or approval of any such proceeding or petition; or

             (i) if (i) one or more final judgments or orders where the amount not covered by insurance (or the amount as to which the insurer denies liability) is in excess of $1,000,000 is rendered against the Borrower or any Subsidiary, or (ii) there is any attachment, injunction or execution against any of the Borrower's or Subsidiaries' properties for any amount in excess of $1,000,000 in the aggregate; and such judgment, attachment, injunction or

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

          execution remains unpaid, unstayed, undischarged, unbonded or undismissed for a period of thirty (30) days; or

             (j) if the Borrower or any Subsidiary shall, other than in the ordinary course of business (as determined by past practices), or, except as specifically permitted by this Agreement, suspend all or any part of its operations material to the conduct of the business of the Borrower or such Subsidiary for a period of more than 60 days;

             (k) if there shall occur a Change in Control in the Borrower; or

             (l) if there shall occur and not be waived an Event of Default as defined in any of the other Loan Documents; or

             (m) if there shall occur and not be waived an Event of Default as defined in the WFI/TTI Credit Agreement;

         (B) then, and in any such event and at any time thereafter, if such Event of Default or any other Event of Default shall have not been waived,

             (a) either or both of the following actions may be taken: (i) the Lender may declare any obligation of the Lender and the Issuing Bank to make further Loans or to issue additional Letters of Credit terminated, whereupon the obligation of the Lender to make further Loans and of the Issuing Bank to issue additional Letters of Credit, hereunder shall terminate immediately, and (ii) the Lender, at its option, declare by notice to the Borrower any or all of the Obligations to be immediately due and payable, and the same, including all interest accrued thereon and all other obligations of the Borrower to the Lender, shall forthwith become immediately due and payable without presentment, demand, protest, notice or other formality of any kind, all of which are hereby expressly waived, anything contained herein or in any instrument evidencing the Obligations to the contrary notwithstanding; PROVIDED, however, that notwithstanding the above, if there shall occur an Event of Default under clause (g) or (h) above, then the obligation of the Lender to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall automatically terminate and any and all of the Obligations shall be immediately due and payable without the necessity of any action by the Lender or notice to the Lender;

             (b) the Borrower shall, upon demand of the Lender, deposit cash with the Issuing Bank in an amount equal to the amount of any Letter of Credit Outstandings, as collateral security for the repayment of any future drawings or payments under such Letters of Credit, and such amounts shall be held by the Issuing Bank pursuant to the terms of the LC Account Agreement; and

             (c) the Lender shall have all of the rights and remedies available under the Loan Documents or under any applicable law.

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

         9.2. LENDER TO ACT. In case any one or more Events of Default shall occur and not have been waived, the Lender may proceed to protect and enforce its rights or remedies either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, agreement or other provision contained herein or in any other Loan Document, or to enforce the payment of the Obligations or any other legal or equitable right or remedy.

         9.3. CUMULATIVE RIGHTS. No right or remedy herein conferred upon the Lender is intended to be exclusive of any other rights or remedies contained herein or in any other Loan Document, and every such right or remedy shall be cumulative and shall be in addition to every other such right or remedy contained herein and therein or now or hereafter existing at law or in equity or by statute, or otherwise.

         9.4. NO WAIVER. No course of dealing between the Borrower and the Lender or any failure or delay on the part of the Lender in exercising any rights or remedies under any Loan Document or otherwise available to it shall operate as a waiver of any rights or remedies and no single or partial exercise of any rights or remedies shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or of the same right or remedy on a future occasion.

         9.5. ALLOCATION OF PROCEEDS. If an Event of Default has occurred and not been waived, and the maturity of the Note has been accelerated pursuant to
ARTICLE IX hereof, all payments received by the Lender hereunder, in respect of any principal of or interest on the Obligations or any other amounts payable by the Borrower hereunder, shall be applied by the Lender in the following order:

             (a) amounts due to the Lender pursuant to SECTIONS 2.9, 3.3, 3.4 AND 10.5;

             (b) payments of interest on Loans and Reimbursement Obligations;

             (c) payments of principal of Loans and Reimbursement Obligations;

             (d) payments of cash amounts to the Lender in respect of outstanding Letters of Credit pursuant to SECTION 9.1(B);

             (e) amounts due to the Lender pursuant to SECTIONS 3.2(E), 7.15 and 10.9;

             (f) payments of all other amounts due under any of the Loan Documents, if any;

             (g) amounts due to any of the Lender in respect of Obligations consisting of liabilities under any Swap Agreement with the Lender; and

             (h) any surplus remaining after application as provided for herein, to the Borrower or otherwise as may be required by applicable law.

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                                   ARTICLE X

                                  MISCELLANEOUS

         10.1. PARTICIPATIONS. The Lender may sell participations at its expense to one or more banks or other entities as to all or a portion of its rights and obligations under this Agreement; PROVIDED, that (i) the Lender's obligations under this Agreement shall remain unchanged, (ii) the Lender shall remain solely responsible to the Borrower for the performance of such obligations, (iii) the Lender shall remain the holder of any Note issued to it for the purpose of this Agreement, (iv) such participations shall be in a minimum amount of $1,000,000 and, if greater, an amount which is an integral multiple of $1,000,000, (v) the Borrower shall continue to deal solely and directly with the Lender in connection with the Lender's rights and obligations under this Agreement and with regard to any and all payments to be made under this Agreement; PROVIDED, that the participation agreement between the Lender and its participants may provide that the Lender will obtain the approval of such participant prior to the Lender's agreeing to any amendment or waiver of any provisions of any Loan Document which would (A) extend the maturity of the Note, (B) reduce the interest rates hereunder or (C) increase the Revolving Credit Commitment or Letter of Credit Commitment, and (vi) the sale of any such participations which require Borrower to file a registration statement with the United States Securities and Exchange Commission or under the securities regulations or laws of any state shall not be permitted.

         10.2. NOTICES. Any notice shall be conclusively deemed to have been received by any party hereto and be effective (i) on the day on which delivered (including hand delivery by commercial courier service) to such party (against receipt therefor), (ii) on the date of receipt at such address, telefacsimile number or telex number as may from time to time be specified by such party in written notice to the other parties hereto or otherwise received), in the case of notice by telegram, telefacsimile or telex, respectively (where the receipt of such message is verified by return), or (iii) on the fifth Business Day after the day on which mailed, if sent prepaid by certified or registered mail, return receipt requested, in each case delivered, transmitted or mailed, as the case may be, to the address, telex number or telefacsimile number, as appropriate, set forth below or such other address or number as such party shall specify by notice hereunder:

            (a) if to the Borrower:

                World Fuel Services Corporation
                700 South Royal Poinciana Blvd.
                Suite 800
                Miami Springs, Florida 33166
                Attn: Chief Financial Officer
                Telephone:       (305) 884-2001
                Telefacsimile:   (305) 883-0186

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

             (b)  if to the Lender:

                  NationsBank, N.A.
                  101 North Tryon Street
                  NC1-001-15-04
                  Charlotte, North Carolina  28255
                  Attention: Corporate Credit Support
                  Telephone:       (704) 388-1112
                  Telefacsimile:   (704) 386-8694

            (c) if to any Guarantor, at the address set forth in SECTION 14 of the Facility Guaranty executed by such Guarantor.

         10.3. SETOFF. From and after the occurrence of a Default or an Event of Default the Lender may set off the obligations and liabilities of Borrower against any and all monies then owed by the Lender to the Borrower in any capacity whatsoever whether or not then due and the Lender shall be deemed to have exercised its right to set off immediately at the time its right to elect such set off accrues even though no charge is made or entered on the books of the Lender at that time and the same is made subsequent thereto; the Lender may proceed against the Borrower's bank account(s), certificates of deposit or any other investments and the Subsidiary's bank account(s) and certificates of deposit or any other investments. For the purposes of this paragraph, all remittances and property shall be deemed to be in the possession of the Lender as soon as the same may be put in transit to it by mail or carrier or by other bailee.

         10.4. SURVIVAL. All covenants, agreements, representations and warranties made herein shall survive the making by the Lender of the Loans and the issuance of the Letters of Credit and the execution and delivery to the Lender of this Agreement and the Notes and shall continue in full force and effect so long as any of Obligations remain outstanding or the Lender has any commitment hereunder or the Borrower has continuing obligations hereunder unless otherwise provided herein. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party and all covenants, provisions and agreements by or on behalf of the Borrower which are contained in the Loan Documents shall inure to the benefit of the successors and permitted assigns of the Lender.

         10.5. EXPENSES. The Borrower agrees (a) to pay or reimburse the Lender for all its reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of, and any amendment, supplement or modification to, any of the Loan Documents (including due diligence expenses and travel expenses relating to closing), and the consummation of the transactions contemplated thereby, including the reasonable fees, which shall not exceed $20,000 (including legal fees incurred in connection with the WFI/TTI Credit Agreement), and disbursements of counsel to the Lender, (b) to pay or reimburse the Lender for all of its costs and expenses incurred in connection with the enforcement or preservation of any rights under the Loan Documents, including the reasonable fees and disbursements of their counsel and any payments in indemnification or otherwise payable by the Lender pursuant to the Loan Documents, and (c) to pay, indemnify and hold the Lender harmless from any and all recording and filing fees and any and all liabilities with

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

respect to, or resulting from any failure to pay or delay in paying, documentary, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of any of the Loan Documents, or consummation of any amendment, supplement or modification of, or any waiver or consent under or in respect of, any Loan Document.

         10.6. AMENDMENTS. No amendment, modification or waiver of any provision of any Loan Document and no consent by the Lender to any departure therefrom by the Borrower or any other Credit Party shall be effective unless such amendment, modification or waiver shall be in writing and signed by the Lender, shall have been approved by the Lender through its written consent, and the same shall then be effective only for the period and on the conditions and for the specific instances and purposes specified in such writing. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances, except as otherwise expressly provided herein. No delay or omission on the Lender's part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any Default or Event of Default.

         10.7. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such fully-executed counterpart.

         10.8. TERMINATION. The termination of this Agreement shall not affect any rights of the Borrower or the Lender or any obligation of the Borrower or the Lender, arising prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into or rights created or obligations incurred prior to such termination have been fully disposed of, concluded or liquidated and the Obligations arising prior to or after such termination have been irrevocably paid in full. The rights granted to the Lender under the Loan Documents shall continue in full force and effect, notwithstanding the termination of this Agreement, until all of the Obligations have been paid in full after the termination hereof (other than Obligations in the nature of continuing indemnities or expense reimbursement obligations not yet due and payable, which shall continue) or the Borrower has furnished the Lender with an indemnification satisfactory to the Lender with respect thereto. All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof until payment in full of the Obligations unless otherwise provided herein. Notwithstanding the foregoing, if after receipt of any payment of all or any part of the Obligations, the Lender is for any reason compelled to surrender such payment to any Person because such payment is determined to be void or voidable as a preference, impermissible setoff, a diversion of trust funds or for any other reason, this Agreement shall continue in full force and the Borrower shall be liable to, and shall indemnify and hold the Lender harmless for, the amount of such payment surrendered until the Lender shall have been finally and irrevocably paid in full. The provisions of the foregoing sentence shall be and remain effective notwithstanding any contrary action which may have been taken by the Lender in reliance upon such payment, and any such contrary action so taken shall be without prejudice to the Lender's rights under this Agreement and shall be deemed to have been conditioned upon such payment having become final and irrevocable.

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

         10.9. INDEMNIFICATION; LIMITATION OF LIABILITY. In consideration of the execution and delivery of this Agreement by the Lender and the extension of credit under the Loans, the Borrower hereby indemnifies, exonerates and holds the Lender and its affiliates, officers, directors, employees, agents and advisors (collectively, the "Indemnified Parties") free and harmless from and against any and all claims, actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities") that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of, or in connection with the execution, delivery, enforcement, performance or administration of this Agreement and the other Loan Documents, or any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan or Letter of Credit, whether or not such action is brought against the Lender, the shareholders or creditors of the Lender or an Indemnified Party or an Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated herein are consummated, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The Borrower agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to it, any of its Subsidiaries, any Credit Party, or any security holders or creditors thereof arising out of, related to or in connection with the transactions contemplated herein, except to the extent that such liability is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct; provided, however, in no event shall any Indemnified Party be liable for consequential, indirect or special, as opposed to direct, damages.

         10.10. SEVERABILITY. If any provision of this Agreement or the other Loan Documents shall be determined to be illegal or invalid as to one or more of the parties hereto, then such provision shall remain in effect with respect to all parties, if any, as to whom such provision is neither illegal nor invalid, and in any event all other provisions hereof shall remain effective and binding on the parties hereto.

         10.11. ENTIRE AGREEMENT. This Agreement, together with the other Loan Documents, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all previous proposals, negotiations, representations, commitments and other communications between or among the parties, both oral and written, with respect thereto.

         10.12. AGREEMENT CONTROLS. In the event that any term of any of the Loan Documents other than this Agreement conflicts with any express term of this Agreement, the terms and provisions of this Agreement shall control to the extent of such conflict.

         10.13. USURY SAVINGS CLAUSE. Notwithstanding any other provision herein, the aggregate interest rate charged under any of the Notes, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate (as

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

such term is defined below). If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate (as defined below), the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, the Borrower shall pay to the Lender an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of the Lender and the Borrower to conform strictly to any applicable usury laws. Accordingly, if the Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at the Lender's option be applied to the outstanding amount of the Loans made hereunder or be refunded to the Borrower. As used in this paragraph, the term "Highest Lawful Rate" means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to the Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

         10.14. GOVERNING LAW; WAIVER OF JURY TRIAL.

             (a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN THOSE SECURITY INSTRUMENTS WHICH EXPRESSLY PROVIDE THAT THEY SHALL BE GOVERNED BY THE LAWS OF ANOTHER JURISDICTION) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF FLORIDA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

             (b) THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY AGREES AND CONSENTS THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT SITTING IN THE STATE OF FLORIDA, UNITED STATES OF AMERICA AND, BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER EXPRESSLY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN, OR TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY, ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING, AND THE BORROWER HEREBY IRREVOCABLY SUBMITS GENERALLY AND UNCONDITIONALLY TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

              (c) THE BORROWER AGREES THAT SERVICE OF PROCESS MAY BE MADE BY PERSONAL SERVICE OF A COPY OF THE SUMMONS AND COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING, OR BY REGISTERED OR CERTIFIED MAIL (POSTAGE PREPAID) TO THE ADDRESS OF THE BORROWER PROVIDED IN SECTION 10.2, OR BY ANY OTHER METHOD OF SERVICE PROVIDED FOR UNDER THE APPLICABLE LAWS IN EFFECT IN THE STATE OF FLORIDA.

             (d) NOTHING CONTAINED IN SUBSECTIONS (A) OR (B) HEREOF SHALL PRECLUDE THE LENDER FROM BRINGING ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT IN THE COURTS OF ANY JURISDICTION WHERE THE BORROWER OR ANY OF THE BORROWER'S PROPERTY OR ASSETS MAY BE FOUND OR LOCATED. TO THE EXTENT PERMITTED BY THE APPLICABLE LAWS OF ANY SUCH JURISDICTION, THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT AND EXPRESSLY WAIVES, IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING, OBJECTION TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY ANY SUCH OTHER COURT OR COURTS WHICH NOW OR HEREAFTER MAY BE AVAILABLE UNDER APPLICABLE LAW.

             (e) IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR RELATED TO ANY LOAN DOCUMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION THEREWITH, THE BORROWER, THE LENDER HEREBY AGREES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND HEREBY IRREVOCABLY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PERSON MAY HAVE TO TRIAL BY JURY IN ANY SUCH ACTION OR PROCEEDING.

                         [Signatures on following pages]

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written.

                                               WORLD FUEL SERVICES CORPORATION

WITNESS:

/s/ B.M. REYNOLDS
----------------------                         By: /s/ CARLOS ABAUNZA
                                                  --------------------
/s/ TERRY L. WITCHER                           Name: Carlos Abaunza
----------------------                         Title: Vice President & Chief
                                                      Financial Officer


                                CREDIT AGREEMENT
                                  Page 1 of 2

                                         NATIONSBANK, N.A.

                                         By: /s/ RICHARD M. STARKE
                                             ---------------------------
                                         Name:    Richard M. Starke
                                         Title:   Senior Vice President

                                         Lending Office:
                                            NationsBank, N.A.
                                            101 North Tryon Street
                                            NC1-001-15-04
                                            Charlotte, North Carolina  28255
                                            Attention: Corporate Credit Support
                                            Telephone:        (704) 388-1112
                                            Telefacsimile:    (704) 386-8694

                                         Wire Transfer Instructions:
                                            NationsBank, N.A.
                                            ABA#053000196
                                            Account No.:
                                            Reference: World Fuel Services
                                            Attention: Corporate Credit Services

                                CREDIT AGREEMENT
                                  Page 2 of 2

                                    EXHIBIT A

       Notice of Appointment (or Revocation) of Authorized Representative

         Reference is hereby made to the Revolving Credit and Reimbursement Agreement dated as of November 30, 1998 (the "Agreement") by and between World Fuel Services Corporation, a Florida corporation (the "Borrower") and NationsBank, N.A. as Lender (the "Lender"). Capitalized terms used but not defined herein shall have the respective meanings therefor set forth in the Agreement.

         The Borrower hereby nominates, constitutes and appoints each individual named below as an Authorized Representative under the Loan Documents, and hereby represents and warrants that (i) set forth opposite each such individual's name is a true and correct statement of such individual's office (to which such individual has been duly elected or appointed), a genuine specimen signature of such individual and an address for the giving of notice, and (ii) each such individual has been duly authorized by the Borrower to act as Authorized Representative under the Loan Documents:

  Name and Address                 Office                   Specimen Signature

Carlos Abaunza
---------------------         -------------------         ----------------------
---------------------         Vice President &            /s/ CARLOS ABAUNZA
---------------------         Chief Financial
                              Officer
---------------------         -------------------         ----------------------
---------------------
---------------------

Borrower hereby revokes (effective upon receipt hereof by the Lender) the prior appointment of ________________ as an Authorized Representative.

         This the 30th day of November, 1998.

                                                 WORLD FUEL SERVICES CORPORATION

                                                 By: /s/ CARLOS ABAUNZA
                                                 Name: Carlos Abaunza
                                                 Title: Vice President & Chief
                                                        Financial Officer

                                    EXHIBIT B

                            Form of Borrowing Notice

To:      NationsBank, N.A.
         101 North Tryon Street
         NC1-001-15-04
         Charlotte, North Carolina  28255
         Attention: Corporate Credit Support
         Telefacsimile:  (704) 386-8694

         Reference is hereby made to the Revolving Credit and Reimbursement Agreement dated as of November 30, 1998 (the "Agreement") by and between World Fuel Services Corporation (the "Borrower") and NationsBank, N.A., as Lender (the "Lender"). Capitalized terms used but not defined herein shall have the respective meanings therefor set forth in the Agreement.

         The Borrower through its Authorized Representative hereby gives notice to the Lender that Loans of the type and amount set forth below be made on the date indicated:

TYPE OF LOAN                  INTEREST          AGGREGATE
(CHECK ONE)                   PERIOD(1)         AMOUNT(2)        DATE OF LOAN(3)

Base Rate Loan                ______            _________        ____________

Eurodollar Rate Loan          ______            _________        ____________

-----------------------
(1)  For any Eurodollar Rate Loan, one, two, three or six months.
(2) Must be $100,000 or if greater an integral multiple of $100,000, unless a Base Rate Refunding Loan.
(3)  At least three (3) Business Days later if a Eurodollar Rate Loan;

         The Borrower hereby requests that the proceeds of Loans described in this Borrowing Notice be made available to the Borrower as follows: [INSERT TRANSMITTAL INSTRUCTIONS] .

         The undersigned hereby certifies that:

         1. No Default or Event of Default exists either now or after giving effect to the borrowing described herein; and

         2. All the representations and warranties set forth in ARTICLE VI of the Agreement and in the Loan Documents (other than those expressly stated to refer to a particular date) are true and correct as of the date hereof except that the reference to the financial statements in SECTION 6.6(A) of the Agreement are to those financial statements most recently delivered to you pursuant to SECTION

7.1 of the Agreement (it being understood that any financial statements delivered pursuant to SECTION 7.1(B) have not been certified by independent public accountants) and attached hereto are any changes to the Schedules referred to in connection with such representations and warranties.

         3. All conditions contained in the agreement to the making of any Loan requested hereby have been met or satisfied in full.

                                           WORLD FUEL SERVICES CORPORATION

                                           BY:
                                              -----------------------------
                                              Authorized Representative

                                           DATE:
                                                ---------------------------

                                    EXHIBIT C

                     Form of Interest Rate Selection Notice

To:      NationsBank, N.A.
         101 North Tryon Street
         NC1-001-15-04
         Charlotte, North Carolina  28255
         Attention: Corporate Credit Support
         Telefacsimile:  (704) 386-8694

           Reference is hereby made to the Revolving Credit and Reimbursement Agreement dated as of November 30, 1998 (the "Agreement") by and between World Fuel Services Corporation, a Florida corporation (the "Borrower") and NationsBank, N.A., as Lender (the "Lender"). Capitalized terms used but not defined herein shall have the respective meanings therefor set forth in the Agreement.

         The Borrower through its Authorized Representative hereby gives notice to the Lender of the following selection of a type of Loan and Interest Period:

TYPE OF LOAN                  INTEREST          AGGREGATE
(CHECK ONE)                   PERIOD(1)         AMOUNT(2)        DATE OF LOAN(3)

Base Rate Loan                ______            _________        ____________

Eurodollar Rate Loan          ______            _________        ____________

-----------------------
(1)  For any Eurodollar Rate Loan, one, two, three or six months.
(2) Must be $100,000 or if greater an integral multiple of $100,000, unless a Base Rate Refunding Loan.
(3)  At least three (3) Business Days later if a Eurodollar Rate Loan;

                                           WORLD FUEL SERVICES CORPORATION

                                           BY:
                                              -----------------------------
                                              Authorized Representative

                                           DATE:
                                                ---------------------------

                                   EXHIBIT D

                             Form of Revolving Note

                                Promissory Note
                          (Revolving Credit Facility)

                                SEE EXHIBIT 10.d

                                    EXHIBIT E

                      Form of Opinion of Borrower's Counsel

                                  SEE ATTACHED.

                          [SHUTTS & BOWEN LETTERHEAD]

                                November 9, 1998

NationsBank, N.A.
NationsBank Corporate Center
Charlotte, North Carolina 28255-0065

         RE: $25,000,000 REVOLVING CREDIT AND REIMBURSEMENT AGREEMENT BY AND
             BETWEEN NATIONSBANK, N.A., AS LENDER, AND WORLD FUEL SERVICES CORPORATION, AS BORROWER

Ladies and Gentlemen:

    We have acted as counsel to World Fuel Services Corporation, a Florida corporation (the "Borrower"), and to each of its Subsidiaries listed on EXHIBIT A to the Credit and Reimbursement Agreement (as defined below), (each a "Guarantor" and collectively the "Guarantors" and together with the Borrower, the "Credit Parties") in connection with a Revolving Credit Facility of up to $25,000,000, including a $10,000,000 Letter of Credit Facility constituting part of the Revolving Credit Facility, each being made available to the Borrower by you on this date pursuant to the Revolving Credit and Reimbursement Agreement of even date herewith by and between NationsBank, N.A. (the "Lender") and the Borrower (the "Credit and Reimbursement Agreement"), and the other transactions contemplated under the Credit and Reimbursement Agreement.

    This opinion is being delivered in accordance with the conditions set forth in SECTION 5.1(a) of the Credit and Reimbursement Agreement. All capitalized terms not otherwise defined herein shall have the meanings provided therefor in the Credit and Reimbursement Agreement.

    As such counsel, we have reviewed the following documents:

    1. the Credit and Reimbursement Agreement;

    2. the Note;

NationsBank, N.A.
November 9, 1998
Page 2

    3. the Facility Guaranty; and

    4. The LC Account Agreement.

The documents described in items 1 through 4 immediately above are referred to herein as the "Loan Documents".

    For purposes of giving this opinion, we have examined such corporate records of the Borrower and the other Credit Parties, certificates of public officials, certificates of appropriate officials of the Borrower and the other Credit Parties, and such other documents, and have made such inquires of the Credit Parties, as we have deemed appropriate.

    Based upon and subject to the foregoing, and subject to the qualifications set forth elsewhere herein, it is our opinion that:

    1. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and to our knowledge is duly qualified to transact business as a foreign corporation and is in good standing in all jurisdictions in which the nature of its business requires such qualification, and in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect. The Borrower has full corporate power and authority to own its assets and conduct the businesses in which it is now engaged and as are expressly contemplated by the Loan Documents, and has full corporate power and authority to enter into each of the Loan Documents to which it is a party and to perform its obligations thereunder.

    2. Each of the Loan Documents to which the Borrower is a party had been duly authorized by the Board of Directors of the Borrower (and by any required shareholder action), has been duly executed and delivered by the Borrower, and constitutes the legal, valid and binding obligation, agreement, instrument or conveyance, as the case may be, of the Borrower, enforceable against the Borrower in accordance with its respective terms, except as the enforceabiity thereof may be limited by applicable bankruptcy, insolvency, reorganization and other similar laws relating to or affecting creditors' rights generally and by the application of general equitable principles (whether considered in proceedings at law or in equity).

NationsBank, N.A.
November 9, 1998
Page 3

    3. Each Credit Party (other than the Borrower) is a corporation duly organized, validly existing and in good standing under the laws of the respective jurisdiction of its formation and to our knowledge is duly qualified to transact business as a foreign entity and is in good standing in all jurisdictions in which the nature of its business requires such qualification, and in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect. Each Credit Party (other than the Borrower) has full corporate power and authority to own its assets and conduct the businesses in which it is now engaged and as expressly contemplated in the Loan Documents, and has full corporate power and authority to enter into each of the Loan Documents to which it is a party and to perform its obligations thereunder.

    4. Each of the Loan Documents to which each Credit Party (other than the Borrower) is a party has been duly authorized by the Board of Directors of such Credit Party (and by any required shareholder action), has been duly executed and delivered by such Credit Party, and constitutes the legal, valid and binding obligation, agreement or instrument, as the case may be, of such Credit Party, enforceable against such Credit Party in accordance with its respective terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization and other similar laws relating to or affecting creditors' rights generally and by the application of general equitable principles (whether considered in proceedings at law or in equity).

    5. Neither the execution or delivery of, nor performance by the Borrower or any other Credit Party of its obligations under, the Loan Documents (a) does or will conflict with, violate or constitute a breach of (i) the charter or bylaws of the Borrower or any other Credit Party, (ii) any laws, rules or regulations applicable to the Borrower or any other Credit Party, or (iii) any contract, agreement, indenture, lease, instrument, judgment, writ, determination, order, decree or arbitral award known to us to which the Borrower or any other Credit Party is a party or by which the Borrower or any other Credit Party or any of their properties is bound, (b) requires the prior consent of, notice to, license from or filing with any Governmental Authority which has not been duly obtained or made on or prior to the date hereof, or (c) to our knowledge, does or will result in the creation or imposition of any lien, pledge, charge or encumbrance of any nature upon or with respect to any of the properties of the Borrower or any other Credit Party.

    6. To our knowledge, there is no pending or threatened action, suit, investigation or proceeding (including, without limitation, any action, suit, investigation, or proceeding under any environmental or labor law), nor is there any basis therefor, before

NationsBank, N.A.
November 9, 1998
Page 4

or by any court, or governmental department, commission, board, bureau, instrumentality, agency or arbitral authority, (i) which calls into question the validity or enforceability of any of the Loan Documents, or the titles to their respective offices or authority of any officers of the Borrower or any other Credit Party or (ii) an adverse result in which would reasonably be likely to have a Material Adverse Effect.

    7. The Borrower is not subject to any charter, bylaw, or other corporate restrictions, nor, to the best of our knowledge, is the Borrower party to or bound by any contract or agreement, which restricts, limits, or prohibits performance of any of its obligations pursuant to the terms of the Loan Documents.

    8. None of the transactions contemplated by the Credit and Reimbursement Agreement, including, without limitation, the use of the proceeds of the Loans provided for in the Loan Documents, will violate or result in a violation of
Section 7 of the Securities Exchange Act of 1934, as amended, any regulations issued pursuant thereto, or regulations, G, T, U or X of the Board of Governors of the Federal Reserve System.

    The foregoing opinions are subject to the qualifications, limitations and assumptions noted therein, as well as the following qualifications, limitations and assumptions:

         A. Our opinion concerning the validity, binding effect and enforceability of the Loan Documents means that: (a) the Loan Documents constitute effective contracts under the applicable law, (b) the Loan Documents are not invalid in their entirety because of a specific statutory prohibition or public policy and are not subject in their entirety to a contractual defense, and (c) subject to the last sentence of this paragraph, some remedy is available if Borrower is in material default under the Loan Documents. This opinion does not mean that: (a) any particular remedy is available upon a material default, or (b) every provision of the loan Documents will be upheld or enforced in any or each circumstance by a court. Furthermore, the validity, binding effect and enforceability of the Loan Documents may be limited or otherwise affected by:
(a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar statues, rules, regulations or other laws affecting the enforcement of creditors' rights and remedies generally, and (b) the unavailability of, or limitation on the availability of, a particular right or remedy (whether in a proceeding in equity or at law) because of any equitable principle or a requirement as to commercial reasonableness, conscionability or good faith.

NationsBank, N.A.
November 9, 1998
Page 5

         B. In rendering the opinions set forth herein, we have made the following assumptions:

              i. The legal capacity of each natural person.

              ii. The legal existence of all persons other than the Borrower and an other Credit Party.

              iii. The power and authority of each person (other than the Borrower and any other Credit Party) to execute, deliver, and perform each document executed and delivered and to do each other act done or to be done by such person for the authorization, execution and delivery by such person of each document executed and delivered or to be executed and delivered by such person.

              iv. The due execution and delivery of the Loan Documents by each party hereto other than the Borrower and any other Credit Party, and the legality, validity, binding effect and enforceability of the Loan Documents as to each party other than the Borrower and any other Credit Party.

              v. The genuineness of all signature (other than those of the Borrower and any other Credit Party), the completeness of each of the documents submitted to us, the authenticity of each document submitted to us as an original, the conformity of the original of each document submitted to us as a copy and the authenticity of the original of each document reviewed by us as a copy.

         C. No opinion is given or expressed and none shall be inferred or implied as to any matters other than as expressly set forth herein.

         D. Whenever our opinion herein is qualified by the phrase "to our knowledge" or "known to us" it is intended to indicate that during the course of our representation of the Borrower and the other Credit Parties, no information has come to our attention which would give us actual knowledge that any matter is other than as opined to herein. However, except to the extent expressly set forth herein, we have not inspected the operations or properties of the Borrower or the other Credit Parties, nor have we undertaken any independent investigation to determine the existence or absence of any such matters and no inference as to our knowledge of such matters shall be drawn from the fact of our representation of the Borrower or the other Credit Parties.

NationsBank, N.A.
November 9, 1998
Page 6

         E. We are members of the Florida Bar and do not hold ourselves out as experts on, nor are we, in rendering our opinions herein, passing upon any matter of, the laws of any jurisdiction other than the laws of the United State, the internal laws of Florida and the corporate law of Delaware, as now existing. With respect to the Foreign Subsidiaries (defined below), we express no opinion herein as to whether, under the corporate and other laws of the Foreign Subsidiary's jurisdiction of incorporation: (1) the Guaranty Agreements are supported by sufficient consideration so as to make then enforceable, or (2) the execution and delivery of the Guaranty Agreements constitutes an ultra vires act of any such Foreign Subsidiary. The "Foreign Subsidiaries" refers to each of the Credit Parties whose jurisdiction of incorporation is outside of the United States.

    Our opinions contained herein are rendered solely in connection with the transactions contemplated under the Loan Documents and may not be relied upon in any manner by any Person other than the addressees hereof, any successor or assignee of any addressee (including successive assignees) and any Person who shall acquire a participation interest in the interest of the Lender (collectively, the "Reliance Parties"), or by any Reliance Party for any other purpose. Our opinions herein shall not be quoted or otherwise included, summarized or referred to in any publication or document, in whole or in part, for any purposes whatsoever, or furnished to any Person other than a Reliance Party (or Person considering whether to become a Reliance Party), except as may be required of any Reliance party by applicable law or regulation or in accordance with any auditing or oversight function or request of regulatory agencies to which a Reliance Party is subject

                                        Very truly yours,

                                        /s/ SHUTTS & BOWEN
                                        ------------------
                                        SHUTTS & BOWEN LLP

                                    EXHIBIT F

                             Compliance Certificate

NationsBank, N.A.
101 North Tryon Street
NC1-001-15-04
Charlotte, North Carolina  28255
Attention: Corporate Credit Support
Telefacsimile:  (704) 386-8694

         Reference is hereby made to the Revolving Credit and Reimbursement Agreement dated as of November 30, 1998 (the "Agreement") by and between World Fuel Services Corporation, a Florida corporation (the "Borrower") and NationsBank, N.A., as Lender (the "Lender"). Capitalized terms used but not otherwise defined herein shall have the respective meanings therefor set forth in the Agreement. The undersigned, a duly authorized and acting Authorized Representative, hereby certifies to you as of __________ (the "Determination Date") as follows:

1. Calculations:

              A. Consolidated Tangible Net Worth as of the Determination Date was $__________.

         Required:    Not less than $__________.

                      [See Section 8.1(a) of the Agreement]

              B. Consolidated Funded Indebtedness to Consolidated Capitalization as of the Determination Date was _____ to 1.00 calculated as follows:

              (i)   Consolidated Funded Indebtedness as of the
                    Determination Date:                          $__________

              (ii)  Consolidated Capitalization as of the
                    Determination Date:                          $__________

              (iii) (i) divided by (ii):                          __________

          required:   Less than .55 to 1.00.
                      [See Section 8.1(b) of the Agreement]

               C. Consolidated Fixed Charge Coverage Ratio as of the Determination Date was _____ to 1.00 calculated as follows:

              (i)  Consolidated EBITDA (for the Four Quarter
                   Period ending on (or most recently ended
                   prior to) the Determination Date):               $__________

              (ii) capital expenditures (for the Four Quarter
                   Period ending on (or most recently ended
                   prior to) the Determination Date):               $__________

              (iii) (i) MINUS (ii):                                 $__________

              (iv) Consolidated Fixed Charges (for the Four
                   Quarter Period ending on (or most recently
                   ended prior to) the Determination Date):         $__________

              (v)  (iii) divided by (iv):                            __________

         Required: Equal or greater than 1.35 to 1.00.
                   [See Section 8.1(c) of the Agreement]

              D.   Applicable Margin is _______%

                   Applicable Unused Fee is _______%

2. No Default

              A. Since __________ (the date of the last similar certification),
         (a) the Borrower has not defaulted in the keeping, observance, performance or fulfillment of its obligations pursuant to any of the Loan Documents; and (b) no Default or Event of Default specified in
         ARTICLE IX of the Agreement has occurred and is continuing.

              B. If a Default or Event of Default has occurred since __________ (the date of the last similar certification), the Borrower proposes to take the following action with respect to such Default or Event of Default:_______________________________________________________________
         _____________________________.
              (NOTE, if no Default or Event of Default has occurred, insert "Not Applicable").

              C. The Borrower and its Subsidiaries are current with all trade payables, except trade payables contested in good faith in the ordinary course of business.

              D. As of the Determination Date, the Borrower and its Subsidiaries are in full compliance with the established sublimits and terms of the Letters of Credit issued pursuant to the Agreement.

    The Determination Date is the date of the last required financial statements submitted to the Lender in accordance with SECTION 7.1 of the Agreement.

IN WITNESS WHEREOF, I have executed this Certificate this _____ day of __________, 19___.

                                           By:____________________________
                                              Authorized Representative

                                           Name:_______________________
                                           Title:______________________

                                    EXHIBIT G

                           FORM OF GUARANTY AGREEMENT

         THIS GUARANTY AGREEMENT (the "Guaranty") is entered into as of this ___ day of _________, 199_, by and among the undersigned Subsidiaries of World Fuel Services Corporation, a Florida corporation (individually a "Guarantor" and collectively the "Guarantors"), and NATIONSBANK, N.A., as Lender (the "Lender"). Unless the context otherwise requires, all terms used herein without definition shall have the respective definitions provided therefor in the Credit Agreement (as defined below).

                              W I T N E S S E T H:

         WHEREAS, World Fuel Services Corporation (the "Borrower") and the Lender have entered into that certain Revolving Credit and Reimbursement Agreement, dated as of November 30, 1998, whereby the Lender has made available to the Borrower a Revolving Credit Facility (as at any time hereafter amended, restated, modified or supplemented, the "Credit Agreement"); and

         WHEREAS, the Credit Agreement requires the execution of this Guaranty by any Subsidiary of the Borrower acquired or created after the date thereof, and

         WHEREAS, the Guarantors will substantially benefit from the loans and advances made or to be made by the Lender and the letters of credit issued or to be issued by the Issuing Bank to the Borrower under the Credit Agreement;

         NOW, THEREFORE, in consideration of the premises and conditions herein set forth, it is hereby agreed as follows:

         1. Guarantors hereby absolutely and unconditionally guaranty, jointly and severally, to the Lender, with full power to satisfy, discharge, release, foreclose, assign and transfer the within Guaranty, the due performance and full and prompt payment, whether at maturity or by acceleration or otherwise, of any and all Borrower's Liabilities (as hereinafter defined) (hereinafter collectively referred to as the "Guarantors' Obligations"); PROVIDED, HOWEVER, that the liability of any Guarantor hereunder with respect to the Guarantors' Obligations shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under
Section 548 of the United States Bankruptcy Code or any comparable provisions of any applicable state law.

         2. For purposes of this Guaranty, "Borrower's Liabilities" shall mean and include any and all advances (including those made by the Lender to protect, enlarge or preserve the priority, propriety, or amount of any lien in favor of the Lender against mechanic's lien, equitable lien, or statutory claimants, or otherwise), debts, obligations and liabilities of Borrower pursuant to the terms of the Credit Agreement, the Notes, any Swap Agreement and all other Loan Documents executed in connection therewith heretofore, now, or hereafter made, incurred or created, extended, renewed, replaced, refinanced or restructured, whether or not from time to time decreased or extinguished and later increased, created or incurred, whether voluntary or involuntary and, however arising, whether due or not, absolute or contingent, liquidated or non-liquidated, determined or undetermined, and whether Borrower may be liable individually or jointly with others, or whether recovery upon such indebtedness may be or hereafter become barred by any statute of limitations, or whether such indebtedness may be or hereafter become otherwise unenforceable (collectively referred to hereinafter as the "Borrower's Liabilities"). This is a continuing Guaranty relating to the Borrower's Liabilities, and any other indebtedness arising under subsequent or successive transactions which increase the Borrower's Liabilities, and said Guaranty shall be irrevocable and remain outstanding until all the Borrower's Liabilities are satisfied in full and the Lender shall have no further obligation to make Loans and Advances and the Issuing Bank to issue Letters of Credit under the Credit Agreement.

         3. The obligations of the Guarantors hereunder are independent of the obligations of Borrower, and a separate action or actions may be brought and prosecuted against any Guarantor, whether such action is brought against Borrower or whether Borrower be joined in any such action or actions.

         4. Each Guarantor authorizes the Lender, without notice or demand and without affecting such Guarantor's liability hereunder, from time to time to (a) renew, amend, compromise, extend, accelerate or otherwise change the time for payment of, or otherwise change the terms of the Borrower's Liabilities or any part thereof, including increase or decrease of the rate of interest thereon;
(b) take and hold security for the payment of this Guaranty and the Guarantors' Obligations and exchange, enforce, waive and release any such security; (c) apply such security and direct the order or manner of sale thereof as the Lender may determine; and (d) release or substitute any one or more endorsers or guarantors of the Borrower's Liabilities. The Lender may without notice assign this Guaranty in whole or in part in connection with an assignment as permitted under the Credit Agreement.

         5. Each Guarantor waives any right to require the Lender to (a) proceed against Borrower; (b) proceed against or exhaust any security held from Borrower; or (c) pursue any other remedy in the Lender's power whatsoever. Each Guarantor waives any defense arising by reason of any disability or other defense of Borrower or by reason of the cessation from any cause whatsoever of the liability of the Borrower to the Lender. Until all the Borrower's Liabilities shall have been paid in full and the Lender shall have no further obligation to make Loans and Advances and the Issuing Bank to issue Letters of Credit under the Credit Agreement, each Guarantor waives any right to endorse any remedy which the Lender now has or may hereafter have against the Borrower, and waives any benefit of, and any right to participate in, any security now or hereafter held by the Lender as collateral security for the Borrower's Liabilities. Each Guarantor waives all presentments, demands for performance, notices of non-performance, protests, notices of dishonor, notices of acceptance of this Guaranty and of the existence, creation, or incurring of new or additional indebtedness; any defense or circumstance which might otherwise constitute a legal or equitable discharge of a guarantor or a surety; and all rights under any state or federal statute dealing with or affecting the rights of creditors. Each Guarantor covenants to cause Borrower to maintain and preserve the enforceability of any instruments now or hereafter executed in favor of the Lender, and to take no action of any kind which might be the basis for a claim that such Guarantor has any defense hereunder in connection with the above-mentioned Loan Documents, other than payment in full of the Borrower's Liabilities. Each Guarantor waives any right or claim of right to cause a marshaling of Borrower's assets or to require the Lender to proceed against the Guarantors or any other guarantor of the Borrower's Liabilities in any particular order. No delay on the part of the Lender in the exercise of any right, power or privilege under the Loan Documents or under this Guaranty shall operate as a waiver of any such privilege, power or right.

         6. Until the Borrower's Liabilities are paid in full and the Lender is under no further obligation to make Loans and Advances and the Issuing Bank to issue Letters of Credit under the Credit Agreement, any indebtedness of Borrower now or hereafter held by any Guarantor is hereby subordinated to the Borrower's Liabilities; and such indebtedness of Borrower to any Guarantor, if the Lender so requests, shall be collected, enforced and received by such Guarantor as trustee for the Lender and be paid over to the Lender on account of the Borrower's Liabilities, but without reducing or affecting in any manner the liability of such Guarantor under the other provisions of this Guaranty. Each Guarantor, at the request of the Lender, shall execute such further documents in favor of the Lender to further evidence and support the purpose of this Section
6. Each Guarantor hereby irrevocably waives and releases any right or rights of subrogation or contribution existing at law, by contract or otherwise to recover all or a portion of any payment made hereunder from the Borrower or any other guarantor.

         7. Upon the default of Borrower with respect to any of its obligations or liabilities to the Lender in connection with the Loan Documents, or in case Borrower or any Guarantor shall become insolvent or make an assignment for the benefit of creditors, or if a petition in bankruptcy or for corporate reorganization or for an arrangement be filed by or against Borrower or any Guarantor (and if such petition is filed against Borrower or any Guarantor and is not stayed or dismissed within sixty (60) days), or in the event of the appointment of a receiver for Borrower or any Guarantor of their properties, or in the event a judgment is obtained or warrant of attachment is issued against Borrower or any Guarantor (which judgment or warrant is not satisfied or bonded or removed within sixty (60) days), all or any part of the Guarantors' Obligations shall, without notice or demand, at the option of the Lender, become immediately due and payable and shall be paid forthwith, jointly and severally, by Guarantors without any offset of any kind whatsoever, without the Lender first being required to make demand upon the Borrower or pursue any of its rights against Borrower, or against any other person, including other guarantors (whether or not party to this Guaranty).

         8. Notwithstanding any provision herein or in any instrument now or hereafter executed in connection with this Guaranty or the Guarantors' Obligations hereunder, the total liability for payments in the nature of interest shall not exceed the limits now imposed by the usury laws of the State of Florida governing the provisions of this Guaranty or in any instrument now or hereafter executed in connection with this Guaranty or the Guarantors' Obligations hereunder.

         9. Each Guarantor acknowledges that the Lender has been induced by this Guaranty to make and to continue to make Loans and Advances to the Borrower and the Issuing Bank to issue and continue to issue Letters of Credit on behalf of the Borrower and its Subsidiaries under the Credit Agreement, and this Guaranty shall, without further reference or assignment, pass to, and may be relied upon and enforced by, any successor or participant or assignee of the Lender in and to any of Borrower's Liabilities.

         10. Each Guarantor hereby warrants and represents to the Lender, that:
(a) it is a duly organized and validly existing corporation under the laws of the state of its incorporation; (b) it is qualified to do business in each state in which qualification is necessary; (c) it has the power to execute this Guaranty; (d) that the execution of this Guaranty has been duly authorized; and
(e) that this Guaranty is a binding and valid corporate obligation.

         11. Each Guarantor acknowledges that the liabilities of said Guarantor shall be independent of the Obligations of Borrower, and separate or joint actions may be instituted by the Lender, against such Guarantors; and said actions may be instituted against Borrower and any of the Guarantors, or separately against any of the Guarantors. Any action taken by the Lender pursuant to the provisions herein contained or contained in the Credit Agreement, the Notes or the Loan Documents, shall not release the party to this Guaranty until all of the Borrower's Liabilities are paid in full and the Lender shall have no further obligation to make Loans and Advances and the Issuing Bank to issue Letters of Credit under the Credit Agreement.

         12. The Guarantors will upon demand pay to the Lender, jointly and severally, the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which it may reasonably incur in connection with enforcement of this Guaranty or the failure by any Guarantor to perform or observe any of the provisions hereof. The Guarantors agree to indemnify and hold harmless the Lender from and against any and all claims, demands, losses, judgments and liabilities (including liabilities for penalties) of whatsoever kind or nature, growing out of or resulting from this Guaranty or the exercise by the Lender of any right or remedy granted to it hereunder or under the other Loan Documents, other than such items arising out of the bad faith, gross negligence or willful misconduct on the part of the Lender. If and to the extent that the obligations of the Guarantors under this Section 12 are unenforceable for any reason, Guarantors hereby agree to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

         13. If claim is ever made upon the Lender for repayment or recovery of any amount or amounts received in payment or on account of the Guarantors' Obligations and the Lender repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property, or (b) any settlement or compromise of any such claim effected by the Lender with any such claimant (including the original obligor), then and in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon it, notwithstanding any revocation hereof or the cancellation of any Notes or other instrument evidencing any Guarantied Obligations or any security therefor, and the Guarantors shall be and remain jointly and severally liable to the Lender for the amount so repaid or recovered to the same extent as if such amount had never originally been received by the Lender.

         14. All notices required to be given hereunder shall be in writing, and shall be given by certified mail, return receipt requested, and shall be deemed given when they shall have been deposited in the United States Mail, with sufficient postage prepaid thereon to carry them to their addressed destination, addressed to the party for whom it is intended, as follows:

                  For a Guarantor:  such Guarantor
                                    c/o World Fuel Services Corporation
                                    700 South Royal Poinciana Blvd.
                                    Suite 800
                                    Miami Springs, FL 33166
                                    Attention: Chief Financial Officer

                  For Lender:       NationsBank, N.A.
                                    101 N. Tryon Street
                                    Independence Center, 15th Floor
                                    Charlotte, North Carolina 28255
                                    Attention: Corporate Credit Support

         15. Whenever the text of this instrument so requires, the use of any gender shall be deemed to include all genders, and the use of the singular shall include the plural, and in such event, wherever the word "Guarantor" is used herein, then such word shall be deemed to be "Guarantors" or either or any of them.

         16. This Guaranty shall be binding upon each Guarantor, successors, legal representatives and assigns of each Guarantor.

         17. This Guaranty shall, for all purposes, be governed by and construed in accordance with the laws of the State of Florida.

         18. THE LENDER AND EACH GUARANTOR KNOWINGLY, INTENTIONALLY AND VOLUNTARILY HEREBY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN CONNECTION WITH ANY MATTER DIRECTLY OR INDIRECTLY RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT.

                              SIGNATURE PAGE 1 OF 2

         IN WITNESS WHEREOF, the parties hereto have caused this Guaranty to be duly executed by their duly authorized officers, all as of the day and year first above written.

                                   [GUARANTOR]:

                                   By:______________________________
                                      Name:_________________________
                                      Title:________________________

                                   [GUARANTOR]:

                                   By:______________________________
                                      Name:_________________________
                                      Title:________________________


                            SIGNATURE PAGE 1 0F 2

                                     LENDER:

                                     NATIONSBANK, N.A.

                                     By:______________________________
                                        Name:_________________________
                                        Title:________________________


                             SIGNATURE PAGE 2 0F 2


WORLD FUEL SERVICES CORPORATION
LETTERS OF CREDIT
  AS OF: 04-Nov-98

                                     LC                      DATE
ISSUING BANK    #       SUB        NUMBER        TYPE       EXPIRES                  BENEFICIARY                          AMOUNT  %
------------   --     ------      -------        ----       -------        --------------------------------            ------------

Nations         2     WFSLTD       017574        A30        3/15/99        Enamalta                                    100,000.00
Bank
                3

                4     WSFLTD       017572        A30       11/1/98 *       Ceylon Petroleum Corp.

                5     WFS, SNG     920033        N          4/29/99        Petronas Dagangan Berhad                    200,000.00

                8     TTS SNG      049678        N         10/30/98 *      ESSO Singapore
                                   BG95/024                 8/30/98 *

                9     TTS INC      000273        N          3/31/99        Hyundai Oil Refinery Co. Ltd.               500,000.00

               10     TTS INC      000949        N          5/4/99         Ssangyong Oil Refinery Co. Ltd.             750,000.00

               11     TTS INC      000841        N          4/30/99        LG - Caltex Oil Corporation               1,000,000.00
                                                                           Uk/a Honam Oil Refinery Co. Ltd.

               12     WFS LTD      0001843       A          2/2/99         Shell UK Ltd.                               200,000.00
                                                 C           Open

               13     TTS INC      001039        N          2/12/99 *      Hanwha Internationsl (S) Pte Ltd.           500,000.00
                                   BG95/032                11/13/98 *

               14     WFS INC      003566        N          8/31/98        Condor Fuel Corporation                     396,375.00

               15     TTS INC      0000266       N          8/31/99 *      Petroles Del Peru                           150,000.00

               16     WFS LTD      000289        A         12/31/98 *      LLoyds Bank PLC                             210,000.00
                                   G90/51192     C           Open          Naftal
                                   GTS70-082     N         12/31/98 *      Agip Petroli SPA
                                   GTS70-250     C           Open          Reposol Comercial Productos
                                   GTS70-188     N          9/27/99        AbuDhabi Nati Oil Co.

               17     WFS LTD      C000152       N          7/31/99        Cella Aviation Services                      15,000.00

               20     TTS INC      003568        N          6/30/98        Societe Cooperative Des Petroles            500,000.00

               21     TTS INC      003567        N          5/23/99        Misr Petroleum Company                    1,000,000.00

               22     WFST SNG     920046        N          10/5/99        Pakistan State Oil Company Limited           50,000.00

               23     WFS SNG      98002         A          1/14/99        PERTAMINA                                   100,000.00
                                                                                                                    -------------
                                                                                                     Subtotal        5,671,375.00
                                                                                                                    -------------

ILLEGIBLE      27     TTS INC      5933222201               Open           Ministry of Economy                          50,000.00

ILLEGIBLE             PETROSUR-WORLD FUEL                   11/19/98       Petrocomercial                           $1,689,387.95
                      PETROSUR-WORLD FUEL                   11/19/98       Petrocomercial                           $1,407,000.00

                      A=Automatic                                                          Total Outstanding        $8,817,762.95
                      N=Non-automatic                                                                               =============
                      C=Continuous
                      *=Cancellation Deadline in 30 days


ISSUING BANK    #                              COMMENTS
------------   --           ---------------------------------------------------

Nations         2           Fuel Purchases -  Malta
Bank
                3

                4           Fuel Purchases - SirLanka

                5           Fuel Purchases - Singapore

                8           L/C Issued to Nationsbank SGA
                            B/G Issued from Nationsbank SGA

                9           Steve Scoppeluoio

               10           Korea

               11           Korea


               12           L/C Issued to Nationsbank UK
                            B/G Issued from Nastionsbank Uk

               13           L/C Issued to Nationsbank SGA
                            B/G Issued from Nationsbank SGA

               14          Ed Hayman

               15          L/C Issued to Banco Continental

               16          L/C FOR 5 LLOYDS' BANK GUARANTEES:
                           Fuel Purchases - Algeria must be in French: $25,000 Fuel Purchases - Italy, Kenya Seychelles: $35,000 Fuel Purchases - Spain: $50,000
                           Fuel Purchases - UAE: $100,000

               17          Fuel purchases Angola

               20          Steve Scoppeluclo

               21          Steve Scoppetuclo

               22          Katherine Lee

               23          Katherine Lee



ILLEGIBLE      27          TTS - Services

ILLEGIBLE                  Fuel Purchases - Ecuador-Sucres S/. 10,682,000,000
                           Fuel Purchases - Ecuador-US Dollar

                                  SCHEDULE 6.4

                 Subsidiaries and Investments in Other Persons

Advance Petroleum, Inc., a Florida corporation (1)
Advance Aviation Services, Inc., a Florida corporation (10)
AirData Limited, a United Kingdom corporation (2)
Air Terminaling, Inc., a Florida corporation (10)
Baseops Europe Limited, a United Kingdom corporation (3)
Baseops International, Inc., a Texas corporation
Casa Petro S.A., a Costa Rica corporation
Cherokee Group, Inc., a Florida corporation
International Environmental Services, Inc. a Florida corporation
International Petroleum Corporation, a Florida corporation (4)
International Petroleum Corporation of LA, a Louisiana corporation International Petroleum Corporation of Maryland, a Maryland corporation (4) International Petroleum Corp. of Delaware, a Delaware corporation (4) International Petroleum Corp. of Georgia, a Georgia corporation (10) International Petroleum Corp. of Pennsylvania, a Pennsylvania corporation (10) Jet Fuel Supplier del Peru S.A., a Peru corporation
Pacific Horizon Petroleum Services, Inc., a Delaware corporation
PetroServicios de Costa Rica S.A., a Costa Rica corporation (5)
PetroServicios de Mexico S.A. de C.V., a Mexico corporation (5)
PetroServicios WFS del Peru, S.A., a Peru corporation (9)(10)
Resource Recovery Atlantic, Inc., a Delaware corporation (7)(10)
Resource Recovery Mid South, Inc., a Virginia corporation (7)(10)
Resource Recovery of America, Inc., a Florida corporation (10)
Servicios Auxiliares de Mexico S.A. de C.V., a Mexico corporation (6) Servicios Turbo Jet del Peru S.A., a Peru corporation
Trans-Tec Argantina S.A., an Argentina corporation (10)
Trans-Tec International S.A., a Costa Rica corporation
Trans-Tec Services, Inc., a Delaware corporation
Trabs-Tec Services (UK)  Ltd., a United Kingdom corporation
Trans-Tec Services (Singapore) PTE. Ltd., a Singapore corporation (8)
World Fuel International S.A., a Costa Rica corporation
World Fuel Miami, Inc., a Florida corporation (10)
World Fuel Services, Inc., a Texas corporation
World Fuel Services, Ltd., a United Kingdom corporation
World Fuel Services (Singapore) PTE. Ltd., a Singapore corporation
World Fuel Services of Chile S.A., a Chile corporation (6)(10)
World Fuel Services del Peru, S.A., a Peru corporation (9)(10)


(1)  Advance Petroleum, Inc., operates under the name "World Fuel Services of
     FL."
(2)  This corporation is a wholly-owned subsidiary of Baseops Europe Ltd.
(3) This corporation is a wholly-owned subsidiary of Baseops International, Inc.
(4) These corporations collect and purchase used oil under the name "International Oil Service."
(5) This corporation is owned 55% by Casa Petro S.A. and 45% by World Fuel Services Corporation.
(6) This corporation is owned 50% by Advance Aviation Services, Inc. and 50% by Air Terminaling, Inc.
(7) These corporations are wholly-owned subsidiaries of Resource Recovery of America, Inc.
(8)  This corporation is a wholly-owned subsidiary of Trans-Tec Services (UK)
     Ltd.
(9) These corporations are owned 99% by World Fuel Services Corporation and 1% by Advance Aviation Services, Inc.
(10) Inactive.

                                  SCHEDULE 6.6

                                  Indebtedness

                                SEE SCHEDULE 7.6

                                  SCHEDULE 6.7

                                      Liens

                      SEE SCHEDULE 7.6 FOR EQUIPMENT LIENS

                                  SCHEDULE 6.8

                                   Tax Matters

                                      NONE

                                  SCHEDULE 6.10

                                   Litigation

                                      NONE

                                  SCHEDULE 6.18

                               Hazardous Materials

The Company has exited several environmental businesses which handled hazardous wastes. These wastes were transported to various disposal facilities and/or treated by the Company. The Company may be held liable as a potentially responsible party for the cleanup of such disposal facilities in certain cases pursuant to current Federal and State laws and regulations.

The Company is currently responsible to Federal and Florida environmental agencies for cleanup costs at the Mulberry, Florida site formerly operated by its subsidiary, Resource Recovery of America, which has been sold by the Company. Under the terms of the sale, the Company contractually transferred to the buyer the responsibility for the state cleanup. However, the buyer has been unwilling to fund expenses incurred to date. The site also qualified under the state reimbursement program, which the Company anticipates will cover the cost of the cleanup. The Company is actively involved in the coordination of cleanup requirements by the EPA and the state to assure the Company's compliance.

The Company intends to pay an estimated $1,000,000 over the next several years to cleanup contamination which was present at the Company's Delaware used oil recycling facility when it was acquired by the Company. The cleanup costs will be capitalized as part of the cost of the site, up to the fair market value of the site.

                                  SCHEDULE 7.6

                                  Indebtedness
                            As of September 30, 1998

LONG-TERM DEBT:

NationsBank Line-Of-Credit:
     Base Rate Loan                               $1,100,000
     Libor Rate Loan (30 Days)                     1,000,000

Equipment Notes:
     Money Equipment                    11.00%        51,468
     Polar Trailer and Mack Truck        8.52%        68,771
     Polar Trailers and Mack Trucks      8.52%       275,082

Total Indebtedness                                $2,495,321
                                                  ==========

LETTERS OF CREDIT - NON-NATIONSBANK:

ISSUING BANK    SUBSIDIARY                BENEFICIARY            AMOUNT
------------    ----------                -----------            ------

Citibank        Trans-Tec Services, Inc.  Ministry of Economy    $   50,000

Filanbanco      PetroSur - World Fuel     Petrocomercial         $1,689,388
                Services                                         (denominated in
                                                                 Sucres)
                                          Petrocomercial         $1,407,000